Filed Pursuant to Rule 424(b)(5)
Registration No. 333-213548

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(l)
4.375% Senior Notes of Westlake Chemical Corporation due 2047	$500,000,000	98.979%	$494,895,000	$61,614.43

(1)	Pursuant to Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS    SUPPLEMENT

(To prospectus dated April 10, 2017)

$500,000,000

Westlake Chemical Corporation

4.375% Senior Notes due 2047

We are offering $500,000,000 aggregate principal amount of our 4.375% Senior Notes due 2047 (the “notes”). The notes will mature on November 15, 2047. The notes will accrue interest from November 28, 2017 at a rate of 4.375% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning May 15, 2018.

We may redeem some or all of the notes, in whole or in part, at any time prior to their maturity at the applicable redemption price described under the heading “Description of the Senior Notes—Optional Redemption.” If a change of control triggering event as described in this prospectus supplement under the heading “Description of the Senior Notes—Change of Control Triggering Event” occurs, we will be required, unless we have exercised our right to redeem the notes, to offer to purchase the notes from the holders.

The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. The notes will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness and to the indebtedness and other liabilities of our non-guarantor subsidiaries. The notes will be fully and unconditionally guaranteed, on a joint and several basis, by the Guarantors (as defined herein). The guarantees will be unsecured and unsubordinated obligations of each of the Guarantors and will rank equally with each Guarantor’s other unsecured and unsubordinated indebtedness from time to time outstanding. See “Description of the Senior Notes—Guarantees.”

We intend to use the net proceeds from this offering, together with borrowings under our unsecured revolving credit facility plus the proceeds from the remarketing of the 2017 Revenue Refunding Bonds (as defined herein), if remarketed, and cash on hand, to fund the redemption of our 2021 Notes and 2023 Notes (each as defined herein) on or after February 15, 2018 and May 15, 2018, respectively, and to pay the premium, if any, in connection with such redemptions. See “Use of Proceeds.” We have not called the 2021 Notes or 2023 Notes for redemption and this prospectus is not a notice of redemption of or an offer to purchase any 2021 Notes or 2023 Notes.

The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-12 of this prospectus supplement.

	Per Note	Total
Public offering price (1)	98.979%	$494,895,000
Underwriting discount	0.875%	$4,375,000
Proceeds, before expenses, to us (1)	98.104%	$490,520,000

(1)	Plus accrued interest, if any, from November 28, 2017, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. We expect that delivery of the notes, in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, will be made on or about November 28, 2017.

Joint Book-Running Managers

BofA Merrill Lynch	Deutsche Bank Securities
Goldman Sachs & Co. LLC	Wells Fargo Securities

Co-Managers

BB&T Capital Markets	Citigroup

The date of this prospectus supplement is November 13, 2017

This prospectus supplement is part of a registration statement we filed with the Securities and Exchange Commission (“SEC”). In making your decision whether to participate in this offering, you should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any person to provide you with any additional or different information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus supplement and the accompanying prospectus may only be used where it is legal to offer and sell the notes, and this prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to purchase the notes in any jurisdiction where such an offer, solicitation or sale would be unlawful. The information contained in this prospectus supplement or the accompanying prospectus is current only as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, and any information incorporated by reference is current only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

We expect that delivery of the notes will be made to investors on or about November 28, 2017, which will be the tenth (10th) business day following the date of pricing the notes (such settlement being referred to as “T+10”). Under Rule 15c6-1 under the Securities Exchange Act of 1934 (the “Exchange Act”), trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

Prospectus Supplement

S-i

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides safe harbor provisions for forward-looking information. Certain of the statements contained in this prospectus supplement and the accompanying prospectus are forward-looking statements. All statements, other than statements of historical facts, included in this prospectus supplement and the accompanying prospectus that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements can be identified by the use of words such as “believes,” “intends,” “may,” “should,” “could,” “anticipates,” “expected” or comparable terminology, or by discussions of strategies or trends. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Forward-looking statements relate to matters such as:

•	redemption of our 4.625% Senior Notes due 2021 (the “Westlake 2021 Notes”), the 4.625% Senior Notes due 2021 issued by Axiall Corporation (“Axiall”), our wholly owned subsidiary (the “Subsidiary 2021 Notes” and, together with the Westlake 2021 Notes, the “2021 Notes”), our 4.875% Senior Notes due 2023 (the “Westlake 2023 Notes”) and the 4.875% Senior Notes due 2023 issued by Eagle Spinco, Inc. (“Eagle Spinco”), our wholly owned subsidiary (the “Subsidiary 2023 Notes” and, together with the Westlake 2023 Notes, the “2023 Notes”);

•	remarketing of $250 million aggregate principal amount of the Louisiana Local Government Environmental Facilities and Community Development Authority Revenue Refunding Bonds (Westlake Chemical Corporation Projects), Series 2017 (the “2017 Revenue Refunding Bonds”);

•	future operating rates, margins, cash flows and demand for our products (including any changes as a result of economic growth or North American producers’ competitive position);

•	industry market outlook, including the price of crude oil;

•	production capacities;

•	currency devaluation;

•	our ability to borrow additional funds under our revolving credit facility;

•	our ability to meet our liquidity needs;

•	our ability to meet debt obligations under our debt instruments;

•	our intended quarterly dividends;

•	future capacity additions and expansions in the industry;

•	timing, funding and results of capital projects, such as the construction of the LACC, LLC plant and associated facilities;

•	results of acquisitions, including our acquisition of Axiall (including the benefits, results and effects thereof);

•	health of our customer base;

•	pension plan obligations, funding requirements and investment policies;

•	compliance with present and future environmental regulations and costs associated with environmentally related penalties, capital expenditures, remedial actions and proceedings, including any new laws, regulations or treaties that may come into force to limit or control carbon dioxide and other greenhouse gases emissions or to address other issues of climate change;

•	effects of pending legal proceedings; and

•	timing of and amount of capital expenditures.

We have based these statements on assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe were appropriate in the circumstances when the statements were made. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such statements. While it is not possible to identify all factors, we continue to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and those described from time to time in our other filings with the SEC including, but not limited to, the following:

•	general economic and business conditions;

•	the cyclical nature of the chemical industry;

•	the availability, cost and volatility of raw materials and energy;

•	uncertainties associated with the United States, European and worldwide economies, including those due to political tensions and unrest in the Middle East, the Commonwealth of Independent States (including Ukraine) and elsewhere;

•	current and potential governmental regulatory actions in the United States and other countries and political unrest in other areas;

•	industry production capacity and operating rates;

•	the supply/demand balance for our products;

•	competitive products and pricing pressures;

•	instability in the credit and financial markets;

•	access to capital markets;

•	terrorist acts;

•	operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, spills and releases and other environmental risks);

•	changes in laws or regulations;

•	technological developments;

•	our ability to realize anticipated benefits of the acquisition of Axiall (the “Merger”) and to integrate Axiall’s business;

•	charges or other liabilities relating to the Merger;

•	the significant indebtedness that we have incurred in connection with the Merger;

•	our ability to integrate acquired businesses other than Axiall;

•	foreign currency exchange risks;

•	our ability to implement our business strategies; and

•	creditworthiness of our customers.

Many of such factors are beyond our ability to control or predict. Any of the factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Every forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statement.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the notes we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the notes we are offering. You should read this prospectus supplement along with the accompanying prospectus, as well as the documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

In this prospectus supplement and the accompanying prospectus, except under the headings “Description of the Senior Notes” in this prospectus supplement, references to “Westlake,” the “Company,” “we,” “us,” and “our” refer to Westlake Chemical Corporation and its consolidated subsidiaries, unless the context indicates otherwise.

INDUSTRY AND MARKET DATA

Industry and market data used or incorporated by reference in this prospectus supplement and the accompanying prospectus were obtained through internal company research, surveys and studies conducted by unrelated third parties and industry and general publications, including information from IHS Markit. We have not independently verified market and industry data from external sources. While we believe internal company estimates are reliable and market definitions are appropriate, neither such estimates nor these definitions have been verified by any independent sources.

PRODUCTION CAPACITY

Unless we state otherwise, annual production capacity estimates used in this prospectus supplement and the accompanying prospectus represent rated capacity of the facilities at December 31, 2016. We calculated rated capacity by estimating the number of days in a typical year that a production unit is expected to operate, after allowing for downtime for regular maintenance, and multiplying that number by an amount equal to the unit’s optimal daily output based on the design feedstock mix. Because the rated capacity of a production unit is an estimated amount, actual production volumes may be more or less than the rated capacity.

SUMMARY

This summary highlights certain information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that is important to you. You should read this entire prospectus supplement and accompanying prospectus, as well as the documents incorporated by reference herein, including the risk factors and the financial statements and related notes included elsewhere herein and therein, before making a decision with respect to an investment in the notes. We also urge you to read Westlake’s public filings with the SEC, as they provide additional information about Westlake that you may find important.

In this prospectus supplement, “Westlake,” the “Company,” “we,” “us,” “our” and “our company” refer to Westlake Chemical Corporation and its consolidated subsidiaries, unless the context otherwise requires or unless specified otherwise.

About Westlake Chemical Corporation

Overview

We are a vertically integrated global manufacturer and marketer of basic chemicals, vinyls, polymers and building products. Our products include some of the most widely used chemicals in the world, which are fundamental to many diverse consumer and industrial markets, including flexible and rigid packaging, automotive products, coatings, water treatment, refrigerants, residential and commercial construction as well as other durable and non-durable goods. We operate in two principal operating segments, Olefins and Vinyls. We are highly integrated along our olefins product chain with significant downstream integration into polyethylene and styrene monomer. We are also an integrated global producer of vinyls with substantial downstream integration into polyvinyl chloride (“PVC”) building products.

We began operations in 1986 after our first polyethylene plant, an Olefins segment business, near Lake Charles, Louisiana was acquired from Occidental Petroleum Corporation. We began our vinyls operations in 1990 with the acquisition of a vinyl chloride monomer (“VCM”) plant in Calvert City, Kentucky from the Goodrich Corporation. In 1992, we commenced our Vinyls segment building products operations after acquiring three PVC pipe plants. Since 1986, we have grown rapidly into an integrated global producer of petrochemicals, vinyls, polymers and building products. We achieved this by acquiring existing plants or constructing new plants and completing numerous capacity or production line expansions. We regularly consider acquisitions and other internal and external growth opportunities that would be consistent with or complementary to our overall business strategy.

In 2014, we formed Westlake Chemical Partners LP (“Westlake Partners”) to operate, acquire and develop ethylene production facilities and related assets. Also in 2014, Westlake Partners completed an initial public offering of 12,937,500 common units (the “Westlake Partners IPO”). As of September 30, 2017, Westlake Partners’ assets consist of a 18.3% limited partner interest in Westlake Chemical OpCo LP (“OpCo”), as well as the general partner interest in OpCo. Prior to the Westlake Partners IPO, OpCo’s assets were wholly owned by us. OpCo’s assets include two ethylene production facilities at our Lake Charles site, one ethylene production facility at our Calvert City site and a 200-mile common carrier ethylene pipeline that runs from Mont Belvieu, Texas to the Longview, Texas site, which includes our Longview polyethylene production facility. We retain an 81.7% limited partner interest in OpCo, a 43.8% limited partner interest in Westlake Partners, a general partner interest in Westlake Partners and incentive distribution rights. The operations of Westlake Partners are consolidated in our financial statements. We are party to certain agreements with Westlake Partners and OpCo whereby, among other things, OpCo sells us 95% of the ethylene it produces on a cost-plus basis that is expected to generate a fixed margin per pound of $0.10. We use this ethylene in the production processes of both our Olefins and Vinyls segments.

On August 31, 2016, we completed the acquisition of Axiall Corporation (“Axiall”) for $33.00 per share in an all-cash transaction (the “Merger”), pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 10, 2016, by and among Westlake, Axiall and Lagoon Merger Sub, Inc., a wholly-owned subsidiary of Westlake. Axiall is a manufacturer and international marketer of chemicals and building products, with manufacturing sites in North America. The combined company is the third-largest global chlor-alkali producer and the third-largest PVC producer in the world.

We benefit from highly integrated production facilities that allow us to process raw materials into higher value-added chemicals and building products. As of September 30, 2017, we (directly and through OpCo and our 95%, 60% and 50% owned Asian joint ventures) had 39.8 billion pounds per year of aggregate production capacity at numerous manufacturing sites in North America, Europe and Asia. We are a Delaware corporation with our principal executive offices located at 2801 Post Oak Boulevard, Suite 600, Houston, Texas 77056. Our telephone number at such address is (713) 960-9111.

Recent Developments

Redemption of GO Zone Bonds

During September, 2017, we directed the Louisiana Local Government Authority Environmental Facilities and Community Development Authority (the “Authority”) to optionally redeem in full $250.0 million aggregate principal amount of the 2007 Series revenue bonds (the “GO Zone Bonds”) at a redemption price of par, plus accrued and unpaid interest, if any, to the redemption date. The GO Zone Bonds were issued by the Authority in December 2007 under the Gulf Opportunity Zone Act of 2005 (GO Zone Act) for the benefit of the Company and were subject to optional redemption by the Authority at any time on or after November 1, 2017 for 100.0% of the principal plus accrued unpaid interest, if any. In connection with the redemption of the Go Zone Bonds on November 1, 2017, the Authority surrendered the $250.0 million of 6  3⁄4% tax exempt senior notes due November 2032 to the Company for cancellation. We used cash on hand to fund the redemption of the GO Zone Bonds.

2017 Revenue Refunding Bonds

On November 1, 2017, the Authority issued $250 million of its 2017 Revenue Refunding Bonds on behalf of the Company. In connection with the issuance of the 2017 Revenue Refunding Bonds, we entered into a loan agreement with the Authority under which we agreed to pay the debt service of the 2017 Revenue Refunding Bonds. Under the loan agreement, we have the right to cause the Authority to remarket the 2017 Revenue Refunding Bonds to the public in the future and use the net proceeds of such remarketing to fund a portion of the redemption price of our 2021 Notes and 2023 Notes and for other general corporate purposes. The remarketing of the 2017 Revenue Refunding Bonds is subject to market conditions, among other things, and may not occur.

Westlake Partners Common Unit Offering

On September 29, 2017, Westlake Partners completed a secondary offering of 5,175,000 common units at a price of $22.00 per unit and purchased an additional 5.0% newly-issued limited partner interest in OpCo for approximately $229.2 million resulting in an aggregate 18.3% limited partner interest in OpCo effective July 1, 2017. Net proceeds to Westlake Partners from the sale of the units was $110.7 million, net of underwriting discounts, structuring fees and estimated offering expenses of approximately $3.1 million. Westlake Partners used the proceeds from the offering and the existing revolving credit facility with Westlake Chemical Finance Corporation, our subsidiary, to fund the purchase of the additional 5.0% interest in OpCo.

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, see “Description of the Senior Notes.” Capitalized terms not otherwise defined herein shall have the same meanings given them in the “Description of the Senior Notes” section of this prospectus supplement.

Issuer	Westlake Chemical Corporation.

Guarantees	The notes will be fully and unconditionally guaranteed, on a joint and several basis, by the Guarantors. The guarantees will be unsecured and unsubordinated obligations of each of the Guarantors and will rank equally with each Guarantor’s other unsecured and unsubordinated indebtedness from time to time outstanding. See “Description of the Senior Notes—Guarantees.” The Guarantors also guarantee our obligations under our existing revolving credit facility and our existing senior notes.

Notes Offered	$500,000,000 aggregate principal amount of 4.375% Senior Notes due 2047.

Maturity Date	November 15, 2047.

Interest Rates; Interest Payment Dates	The notes will accrue interest from November 28, 2017 at a rate of 4.375% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2018.

Ranking	The notes and the guarantees will be:

•	senior unsecured obligations of Westlake and the Guarantors, respectively;

•	equal in right of payment to existing and future senior unsecured indebtedness of Westlake and the Guarantors, respectively;

•	effectively subordinated in right of payment to any existing and future secured indebtedness of Westlake and the Guarantors, respectively, to the extent of the value of the assets securing such indebtedness;

•	senior in right of payment to existing and future subordinated indebtedness of Westlake and the Guarantors, respectively; and

•	structurally subordinated to existing and future obligations of our and the Guarantors’ subsidiaries, respectively, that do not guarantee the notes.

As of September 30, 2017, after giving effect to this offering (but not the application of the net proceeds therefrom) the notes and the guarantees would have ranked effectively:

1) junior in right of payment to:

•	no secured indebtedness; and

•	$360.8 million of current liabilities and $223.6 million of long-term indebtedness of our non-guarantor subsidiaries; and

2) pari passu in right of payment with $3.85 billion of our and the Guarantors’ unsecured senior indebtedness.

Optional Redemption	We may, at our option, redeem the notes, in whole or in part, at any time and from time to time prior to May 15, 2047 (six months prior to the maturity date of the notes (the “Par Call Date”)) at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed, and

•	the sum of the present values of the remaining scheduled payments of principal and interest thereon on the notes being redeemed that would be due if the notes matured on the Par Call Date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in “Description of the Senior Notes—Optional Redemption”), plus 25 basis points, plus accrued and unpaid interest on the notes being redeemed to the redemption date.

We may redeem the notes at our option, in whole or in part at any time on or after the Par Call Date at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the notes being redeemed to the redemption date.

Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event (as defined under “Description of the Senior Notes—Change of Control Triggering Event”), we will be required, unless we have exercised our right to redeem the notes, to offer to repurchase the notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase.

Certain Indenture Provisions	The indenture pursuant to which the notes will be issued will contain covenants that will, among other things, restrict our and certain of our subsidiaries’ ability to:

•	incur certain secured indebtedness;

•	engage in certain sale and leaseback transactions; and

•	consolidate, merge or transfer all or substantially all of our assets.

These covenants will be subject to significant exceptions. See “Description of the Senior Notes—Certain Covenants.”

Form and Denomination of Notes	The notes will be issued in fully registered form only and will initially be represented by one or more global notes which will be deposited with a custodian for, and registered in the name of a nominee of, DTC. The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Absence of Established Market for Notes	The notes will be a new issue of securities for which there is no established market. Accordingly, there can be no assurance that a market for the notes will develop or as to the liquidity of any market that may develop. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so and any market-making with respect to the notes may be discontinued without notice. We do not intend to list the notes on any securities exchange or public market or include the notes in any quotation system.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $490.5 million after deducting the underwriting discounts but before deducting estimated offering expenses payable by us. We intend to use the net proceeds from this offering, together with borrowings under our revolving credit facility plus the proceeds of the remarketing of the 2017 Revenue Refunding Bonds, if remarketed, and cash on hand, to fund the redemption of our 2021 Notes and 2023 Notes on or after February 15, 2018 and May 15, 2018, respectively, and to pay the premium, if any, in connection with such redemptions. See “Use of Proceeds.”

Further issuances	We may, from time to time, without the consent of or notice to holders of the notes, issue and sell debt securities identical to the notes offered hereby in all respects (other than the issue date, and, in some cases, the public offering price and, to the extent applicable, the first date of interest accrual and first interest payment date), so that such additional debt securities will be consolidated and form a single series with the notes offered hereby for all purposes, including voting.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Governing Law	New York

Risk Factors	Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement and on page 3 of the accompanying prospectus for a description of certain risks you should consider before investing in the notes.

Summary Consolidated Financial, Operating and Industry Data

We have provided in the table below summary consolidated financial, operating and industry data. We have derived the statement of operations data for each of the years in the three-year period ended December 31, 2016, and the balance sheet data as of December 31, 2014, 2015 and 2016, from audited consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. We have derived the statement of operations data for the nine months ended September 30, 2016 and 2017, and the balance sheet data as of September 30, 2016 and 2017, from our unaudited consolidated financial statements. The historical financial information may not be indicative of our future performance. Results of operations for the nine month period ended September 30, 2017 may not be indicative of the results of operations that may be achieved for the entire year. You should read this data in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and our consolidated financial statements and the related notes, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Year Ended December 31,			Nine Months Ended September 30,
	2016	2015	2014	2017	2016
	(dollars in thousands)
Statement of Operations Data:
Net sales	$5,075,456	$4,463,336	$4,415,350	$6,030,666	$3,340,276
Gross profit	980,562	1,185,191	1,317,350	1,271,029	699,084
Selling, general and administrative expenses	295,436	225,364	183,745	379,919	179,757
Transaction and integration-related costs	103,672	—	9,614	22,949	90,550

Income from operations	581,454	959,827	1,123,991	868,161	428,777
Interest expense	(79,473)	(34,656)	(37,352)	(118,784)	(36,966)
Other income (expense), net (1)	56,398	38,270	(2,721)	6,591	52,091

Income before income taxes	558,379	963,441	1,083,918	755,968	443,902
Provision for income taxes	138,520	298,396	398,902	232,690	129,332

Net income	$419,859	$665,045	$685,016	$523,278	$314,570

Balance Sheet Data (end of period):
Cash and cash equivalents	$459,453	$662,525	$880,601	$678,233	$380,519
Working Capital (2)	1,225,233	1,652,547	1,474,107	1,529,257	1,215,094
Total assets	10,890,253	5,569,285	5,207,532	11,244,125	10,897,049
Long-term debt	3,678,654	758,148	757,539	3,349,402	3,680,585
Stockholders’ equity	3,523,629	3,265,878	2,911,511	4,068,744	3,457,728
Other Financial Data:
Net cash provided by (used for):
Operating activities	$833,852	$1,078,836	$1,032,376	$962,664	$544,160
Investing activities	(2,562,800)	(1,006,176)	(773,205)	(459,435)	(2,389,085)
Financing activities	1,533,217	(286,812)	164,640	(306,440)	1,560,501
Depreciation and amortization	377,666	245,757	208,486	448,533	227,193
Capital expenditures	628,483	491,426	431,104	414,271	467,330
EBITDA (3)	1,015,518	1,243,854	1,329,756	1,323,285	708,061
Net External Sales:
Olefins Segment
Polyethylene	$1,462,407	$1,650,964	$1,922,535	$1,121,603	$1,098,500
Styrene, feedstock and other	431,227	609,149	801,155	412,869	324,369

Total Olefins	1,893,634	2,260,113	2,723,690	1,534,472	1,422,869

Vinyls Segment
PVC, caustic soda and other	2,492,562	1,718,359	1,203,332	3,541,409	1,492,650
Building products	689,260	484,864	488,328	954,785	424,757

Total Vinyls	3,181,822	2,203,223	1,691,660	4,496,194	1,917,407

Total	$5,075,456	$4,463,336	$4,415,350	$6,030,666	$3,340,276

(1)	Other income (expense), net is composed of the realized gain from previously held outstanding shares of common stock of Axiall, financing costs incurred in connection with the Merger, interest income, income or loss from equity method investments, dividend income, gains or losses from sales of securities, foreign exchange currency gains or losses, gain on acquisition, impairment of equity method investments, management fee income and other gains and losses.
(2)	Working capital equals current assets less current liabilities.
(3)	EBITDA (a non-GAAP financial measure) is calculated as net income before interest expense, income taxes, depreciation and amortization. The body of accounting principles generally accepted in the United States is commonly referred to as “GAAP.” For this purpose a non-GAAP financial measure is generally defined by the SEC as one that purports to measure historical and future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable GAAP measures. We have included EBITDA in this prospectus supplement because our management considers it an important supplemental measure of our performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, some of which present EBITDA when reporting their results. We regularly evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates by using EBITDA. EBITDA allows for meaningful company-to-company performance comparisons by adjusting for factors such as interest expense, depreciation and amortization and taxes, which often vary from company to company. In addition, we utilize EBITDA in evaluating acquisition targets. Management also believes that EBITDA is a useful tool for measuring our ability to meet our future debt service, capital expenditures and working capital requirements, and EBITDA is commonly used by us and our investors to measure our ability to service indebtedness. EBITDA is not a substitute for the GAAP measures of earnings or of cash flows and is not necessarily a measure of our ability to fund our cash needs. In addition, it should be noted that companies calculate EBITDA differently and, therefore, EBITDA as presented in this prospectus supplement may not be comparable to EBITDA reported by other companies. EBITDA has material limitations as a performance measure because it excludes (1) interest expense, which is a necessary element of our costs and ability to generate revenues because we have borrowed money to finance our operations, (2) depreciation, which is a necessary element of our costs and ability to generate revenues because we use capital assets and (3) income taxes, which is a necessary element of our operations. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally. The following table reconciles EBITDA to net income and to net cash provided by operating activities.

Reconciliation of EBITDA to Net Income and to Net Cash Provided by Operating Activities

The following table presents the reconciliation of EBITDA to net income and to net cash provided by operating activities, the most directly comparable GAAP financial measures, for each of the periods indicated.

	Years Ended December 31,			Nine Months Ended September 30,
	2016	2015	2014	2017	2016
	(dollars in thousands)
Net cash provided by operating activities	$833,852	$1,078,836	$1,032,376	$962,664	$544,160
Changes in operating assets and liabilities and other	(313,316)	(374,007)	(288,393)	(416,092)	(123,680)
Deferred income taxes	(100,677)	(39,784)	(58,967)	(23,294)	(105,910)

Net income	419,859	665,045	685,016	523,278	314,570

Add:
Depreciation and amortization	377,666	245,757	208,486	448,533	227,193
Interest expense	79,473	34,656	37,352	118,784	36,966
Provision for income taxes	138,520	298,396	398,902	232,690	129,332

EBITDA	$1,015,518	$1,243,854	$1,329,756	$1,323,285	$708,061

RISK FACTORS

You should carefully consider each of the following risks, the risks discussed under the heading “Risk Factors” in the accompanying prospectus and all of the information set forth or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 in “Item 1. Business—Risk Factors” and any other documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing in the notes.

Our holding company structure may affect our ability to make payments on the notes. Holders of notes may be structurally subordinated to the creditors of our non-guarantor subsidiaries.

We currently conduct our operations through subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the notes. In addition, not all of our subsidiaries will guarantee the notes, and holders of the notes will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries to the extent that such subsidiaries do not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of that subsidiary’s indebtedness and its trade creditors will generally be entitled to payment of their claims from the assets of the subsidiary before any assets are made available for distribution to us. Our non-guarantor subsidiaries accounted for approximately 32.8% of our consolidated net sales for the nine months ended September 30, 2017.

A holder’s right to receive payments on the notes is effectively subordinated to the rights of our existing and future secured creditors. Further, the guarantees of the notes by the Guarantors are effectively subordinated to the Guarantors’ existing and future secured indebtedness.

Holders of our secured indebtedness and the secured indebtedness of the Guarantors will have claims that are prior to the claims of holders of the notes to the extent of the value of the assets securing that other indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of any secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our senior unsecured indebtedness, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. We may apply proceeds of certain asset sales to reduce our secured indebtedness or other secured obligations, but such application will not permanently reduce our ability to incur secured indebtedness and other secured obligations under the indenture in the future. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness.

A holder’s right to receive payments on the notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

Some but not all of our subsidiaries may guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of that subsidiary’s indebtedness and its trade creditors will generally be entitled to payment of their claims from the assets of the subsidiary before any assets are made available for distribution to us.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided or claims in respect of a guarantee could be subordinated to all other debts of the applicable guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and either:

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged or about to engage in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, a guarantor would be considered insolvent if, at the relevant time, the sum of its debts and other liabilities, including contingent liabilities, was greater than the sum of its assets at a fair valuation, and a guarantor that was generally not then paying its debts as they became due would be presumed to be insolvent.

The lenders under our revolving credit facility have the discretion to release guarantors under such facility in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the notes.

The lenders under our revolving credit facility have the discretion to release the guarantees under such facility in a variety of circumstances. Any of our subsidiaries that are released as guarantors of the revolving credit facility will automatically be released as guarantors of the notes. In addition, as any of our future subsidiaries are only required to provide a guarantee of the notes to the extent they guarantee more than $40.0 million of debt of Westlake or a guarantor, our future subsidiaries will likely only guarantee the notes to the extent they guarantee the revolving credit facility (or other debt of Westlake in excess of $40.0 million). There can be no assurance that our future subsidiaries will provide such guarantees. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to your claims as a holder of the notes.

Our level of debt could adversely affect our ability to operate our business.

As of September 30, 2017, after giving effect to this offering (but not the application of the net proceeds therefrom), we would have had approximately $3.85 billion of total outstanding debt, and such debt would have represented approximately 45.8% of our total capitalization. Our level of debt and the limitations imposed on us by our existing or future debt agreements could have significant consequences on our business and future prospects, including the following:

•	a portion of our cash flow from operations will be dedicated to the payment of interest and principal on our debt and will not be available for other purposes;

•	we may not be able to obtain necessary financing in the future for working capital, capital expenditures, acquisitions, debt service requirements or other purposes;

•	our less leveraged competitors could have a competitive advantage because they have greater flexibility to utilize their cash flow to improve their operations;

•	we may be exposed to risks inherent in interest rate fluctuations because some of our borrowings are at variable rates of interest, which would result in higher interest expense in the event of increases in interest rates;

•	we could be vulnerable in the event of a downturn in our business that would leave us less able to take advantage of significant business opportunities and to react to changes in our business and in market or industry conditions; and

•	should we pursue additional expansions of existing assets or acquisition of third party assets, we may not be able to obtain additional liquidity at cost effective interest rates.

These factors could be magnified or accelerated to the extent we were to finance future acquisitions with significant amounts of debt.

We may not be able to repurchase the notes upon a Change of Control Triggering Event.

If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the notes, we will be required to make an offer to repurchase the notes in cash at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. However, we may not be able to repurchase the notes upon a Change of Control Triggering Event because we may not have sufficient funds to do so. We may also be required to offer to repurchase certain of our other debt upon a change of control and such event may give rise to an event of default under our revolving credit facility. In addition, agreements governing indebtedness incurred in the future may restrict us from repurchasing the notes in the event of a Change of Control Triggering Event. Any failure to repurchase properly tendered notes would constitute an event of default under the indenture governing the notes, which could, in turn, cause an acceleration of our other indebtedness. See “Description of the Senior Notes—Change of Control Triggering Event.”

To service our indebtedness and fund our capital requirements, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures and pay cash dividends will depend on our ability to generate cash in the future, including any distributions that we may receive from Westlake Partners. This is subject to general economic, financial, currency, competitive, legislative, regulatory and other factors that are beyond our control.

Our business may not generate sufficient cash flow from operations, we may not receive sufficient distributions from Westlake Partners, currently anticipated cost savings and operating improvements may not be realized on schedule. We also generate revenues denominated in currencies other than that of our indebtedness and may have difficulty converting those revenues into the currency of our indebtedness. We may need to refinance all or a portion of our indebtedness on or before maturity. In addition, we may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms or at all. All of these factors could be magnified if we were to finance any future acquisitions with significant amounts of debt.

Changes in our credit ratings may adversely affect the value of the notes.

We cannot provide assurance as to the credit ratings that may be assigned to the notes or that any such credit ratings will remain in effect for any given period of time or that any such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances warrant such an action. Further, any such ratings will be limited in scope and will not address all material risks relating to an investment in the notes, but rather will reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could adversely affect the market value of the notes and increase our corporate borrowing costs.

The market prices of the notes may be volatile.

The market prices of the notes will depend on many factors that may vary over time, some of which are beyond our control, including:

•	our financial performance;

•	the amount of indebtedness we have outstanding;

•	market interest rates;

•	the market for similar securities;

•	competition;

•	the size and liquidity of the market for the notes; and

•	general economic conditions.

As a result of these factors, you may only be able to sell your notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

There may be no active trading market for the notes, and, if one develops, it may not be liquid.

The notes will constitute a new issue of securities for which there is no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. A trading market for the notes may not develop, or if a market for the notes were to develop, the notes may trade at a discount from their original offering prices, depending upon many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition. Although the underwriters have advised us that they currently intend to make a market in the notes, they are not obligated to do so and may discontinue such market making activity at any time without notice. In addition, market making activity will be subject to the limits imposed by the Securities Act of 1933, as amended (the “Securities Act”). There can be no assurance as to the development or liquidity of any market for the notes, the ability of the holders to sell their notes or the prices at which the holders would be able to sell their notes.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $490.5 million after deducting the underwriting discounts but before deducting estimated offering expenses payable by us. We intend to use the net proceeds from this offering, together with $300.0 million from borrowings under our revolving credit facility plus $248.8 million of the net proceeds from the remarketing of the 2017 Revenue Refunding Bonds, if remarketed, and cash on hand, to:

•	fund the redemption on or after February 15, 2018 of all $624,793,000 aggregate principal amount outstanding of our Westlake 2021 Notes and all $63,207,000 aggregate principal amount outstanding of the Subsidiary 2021 Notes, each at a redemption price of 102.313% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, if any; and

•	fund the redemption on or after May 15, 2018 of all $433,793,000 aggregate principal amount outstanding of our Westlake 2023 Notes and all $16,207,000 aggregate principal amount outstanding of the Subsidiary 2023 Notes, each at a redemption price of 102.438% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, if any.

Pending the uses described above, we may use the net proceeds from this offering to make short-term investments.

Certain of the underwriters and/or their affiliates may own, or manage accounts that own, the 2021 Notes and/or the 2023 Notes. As a result, certain of the underwriters and/or their affiliates may receive a portion of the net proceeds from this offering as a result of the redemption of the 2021 Notes and the 2023 Notes.

RATIO OF EARNINGS TO FIXED CHARGES

We have presented in the table below our historical consolidated ratio of earnings to fixed charges for the periods shown, and earnings to fixed charges as adjusted for 2016 and for the nine months ended September 30, 2017 to give effect to this offering, the remarketing of the 2017 Revenue Refunding Bonds, the issuance of new tax-exempt senior notes due 2032 (relating to the 2017 Revenue Refunding Bonds), borrowings under our revolving credit facility and the use of proceeds therefrom and from this offering to redeem the 2021 Notes and the 2023 Notes (as described above in “Use of Proceeds”) as if these transactions had occurred as of January 1, 2016 and January 1, 2017, respectively.

	Years Ended December 31,						For the Nine Months Ended September 30,
	2016 Pro Forma	2016	2015	2014	2013	2012	2017 Pro Forma	2017
Ratio of earnings to fixed charges	6.9x	5.6x	14.7x	18.2x	16.5x	10.1x	6.6x	5.9x

We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” consist of earnings before income taxes plus fixed charges and equity distributions less net capitalized interest and equity investment income. “Fixed charges” consist of interest expense, capitalized interest and that portion of operating lease rental expense (one-third) we have deemed to represent the interest factor of such expense.

CAPITALIZATION

The following table sets forth our unaudited cash and cash equivalents and current marketable securities, short-term debt, net long-term debt, stockholders’ equity and total capitalization as of September 30, 2017:

•	on an actual basis; and

•	as adjusted to give effect to the offering of the notes (but not the application of the net proceeds therefrom).

You should read this table in conjunction with “Summary—Summary Consolidated Financial, Operating and Industry Data” appearing elsewhere in this prospectus supplement, and the sections entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and our consolidated financial statements and related notes, each of which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	September 30, 2017 (Unaudited) (dollars in millions)
	Actual	As Adjusted (1)
Cash, cash equivalents and current marketable securities	$678.2	$1,168.7

Short-term debt	$—	$—

Long-term debt:(2)
Revolving credit facility (3)	$—	$—
4.625% senior notes due 2021 (the Westlake 2021 Notes)	624.8	624.8
4.625% senior notes due 2021 (the Subsidiary 2021 Notes)	63.2	63.2
3.60% senior notes due 2022	250.0	250.0
4.875% senior notes due 2023 (the Westlake 2023 Notes)	433.8	433.8
4.875% senior notes due 2023 (the Subsidiary 2023 Notes)	16.2	16.2
3.60% senior notes due 2026	750.0	750.0
Loan related to tax-exempt waste disposal revenue bonds due 2027	10.9	10.9
6 1⁄2% tax-exempt senior notes due 2029	100.0	100.0
6 3⁄4% tax-exempt senior notes due 2032 (4)	250.0	250.0
6 1⁄2% tax-exempt senior notes due 2035	89.0	89.0
6 1⁄2% tax-exempt senior notes due 2035	65.0	65.0
5.0% senior notes due 2046	700.0	700.0
Tax-exempt senior notes due 2032 (relating to 2017 Revenue Refunding Bonds) (5)	—	—
4.375% Senior Notes due 2047 offered hereby	—	500.0

Total long-term debt	3,352.9	3,852.9
Total equity	4,551.4	4,551.4

Total capitalization	$7,904.3	$8,404.3

(1)	We intend to use the net proceeds from this offering, together with $300.0 million from borrowings under our revolving credit facility plus $248.8 million of the net proceeds from the remarketing of the 2017 Revenue Refunding Bonds, if remarketed, and cash on hand, to redeem the 2021 Notes and the 2023 Notes as described under the heading “Use of Proceeds.”
(2)	Excludes debt premium and debt issuance costs.
(3)	As of September 30, 2017, there were no borrowings outstanding under our revolving credit facility. There have been no borrowings outstanding under the revolving credit facility since September 30, 2017.

(4)	As of November 1, 2017, $250 million aggregate principal amount of the Authority’s Revenue Bonds (Westlake Chemical Corporation Projects), Series 2007 were optionally redeemed by the Authority at the direction of the Company. In connection with such redemption, the 6 3/4 tax-exempt senior notes due 2032 were surrendered and cancelled.
(5)	We expect to remarket the 2017 Revenue Refunding Bonds in the fourth quarter of 2017 and issue a series of our senior notes to collateralize our obligations under the loan agreement relating to the 2017 Revenue Refunding Bonds. The remarketing of the 2017 Revenue Refunding Bonds is subject to market conditions, among other things, and may not occur.

DESCRIPTION OF THE SENIOR NOTES

The following description is a summary of the material provisions of the indenture governing the notes and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture. Copies of the indenture are available as set forth below under “Where You Can Find More Information.” Certain defined terms used in this description but not defined below have the meanings assigned to them in the indenture. In this description, the words “Westlake,” “we,” “us” and “our” refer only to Westlake Chemical Corporation and not to any of its subsidiaries.

General

Westlake will issue the notes under an indenture, dated as of January 1, 2006, among itself, the Guarantors and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association), as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The notes are a separate series of “senior debt securities” described in the accompanying prospectus, and this summary supplements that description.

The indenture does not limit the amount of debt securities that may be issued under the indenture. As of September 30, 2017, $3.35 billion of debt securities were outstanding under the indenture. We intend to use the net proceeds from this offering, together with borrowings under our unsecured revolving credit facility plus the proceeds of the remarketing of the 2017 Revenue Refunding Bonds, if remarketed, and cash on hand, to fund the redemption of our 2021 Notes and 2023 Notes on or after February 15, 2018 and May 15, 2018, respectively, and to pay the premium, if any, in connection with such redemptions. We may issue additional debt securities under the indenture from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the notes offered hereby, issue additional notes having the same terms (except for the issue date, and, in some cases, the public offering price and, to the extent applicable, the first date of interest accrual and the first interest payment date) as, and ranking equally and ratably with, the notes offered hereby; provided that if any such additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers from the notes. Any additional notes having such similar terms, together with the notes offered hereby, will constitute a single series of securities under the indenture, including for purposes of voting. No such additional notes may be issued if an “event of default” (as such term is defined below) has occurred and is continuing with respect to the notes offered hereby.

The registered holder of a note will be treated as the owner of the note for all purposes. Only registered holders will have rights under the indenture.

Principal, Maturity and Interest

Westlake will issue $500.0 million in aggregate principal amount of notes in this offering. The notes will mature on November 15, 2047. Interest on the notes will accrue from November 28, 2017 at the rate of 4.375% per annum and will be payable semi-annually in arrears on May 15 and November 15, commencing on May 15, 2018. Westlake will make each interest payment to the holders of record on the immediately preceding May 1 and November 1 (whether or not a business day).

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid or duly provided for, from the date it was most recently paid or duly provided for. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If the principal of or any premium or interest on the notes is payable on a day that is not a business day, the payment will be made on the following business day and no interest shall accrue for the intervening period. For these purposes, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York or Houston, Texas is authorized or obligated by law, regulation or executive order to remain closed.

The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof in book-entry form only. See “—Book-Entry, Clearance and Settlement.”

Guarantees

Westlake’s payment obligations under the notes will be guaranteed by the guarantors (the “Guarantors”), which shall initially consist of the subsidiaries of Westlake that guarantee the Existing Debt. The notes will also be guaranteed by each of Westlake’s current and future domestic subsidiaries which guarantees any other Debt of Westlake or any other Guarantor in excess of $40 million. These guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent transfer or conveyance under applicable law. See “Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors.”

The Guarantee of a Guarantor will be released:

•	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Westlake or a Subsidiary of Westlake;

•	in connection with any sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) Westlake or a Subsidiary of Westlake;

•	upon legal defeasance or satisfaction and discharge of the notes as provided below under the heading “—Defeasance and Discharge;” or

•	at such time as such Guarantor ceases to guarantee any Debt of Westlake or a Guarantor in excess of $40 million other than Debt under one or more series of securities issued pursuant to the indenture; provided that, if such Guarantor solely guarantees Debt under one or more series of securities issued pursuant to the indenture, the guarantees of each such series of securities may be released concurrently.

Ranking

The notes and the guarantees will be senior unsecured obligations of Westlake and each of the Guarantors, respectively, and will rank equally in right of payment with all existing and future unsecured and unsubordinated obligations of Westlake and such Guarantor, respectively. As of September 30, 2017, we had an aggregate of $3.35 billion of unsecured and unsubordinated indebtedness, consisting of senior notes and a $10.9 million loan from the proceeds of tax-exempt waste disposal revenue bonds. We intend to use the net proceeds from this offering, together with borrowings under our revolving credit facility plus the proceeds of the remarketing of the 2017 Revenue Refunding Bonds, if remarketed, and cash on hand, to fund the redemption of our 2021 Notes and 2023 Notes on or after February 15, 2018 and May 15, 2018, respectively, and to pay the premium, if any, in connection with such redemptions.

The notes and the guarantees will effectively rank junior to all existing and future secured indebtedness of Westlake and the Guarantors, respectively, to the extent of the value of the assets securing such indebtedness. As of September 30, 2017, neither Westlake nor any of Guarantors had any secured indebtedness. As of September 30, 2017, Westlake had no outstanding borrowings and had outstanding letters of credit totaling $45.4 million under our revolving credit facility. In the event of any distribution or payment of Westlake’s or its Subsidiaries’ assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to such assets that constitute their collateral.

Holders of the notes will participate ratably with all holders of our senior unsecured indebtedness, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. See “Risk Factors—A holder’s right to receive payments on the notes is effectively subordinated to the rights of our existing and future secured creditors. Further, the guarantees of the notes by the Guarantors are effectively subordinated to the Guarantors’ existing and future secured indebtedness.”

In addition, not all of our subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, that non-guarantor subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to us. Accordingly, the notes will be effectively subordinated to creditors, including trade creditors, if any, of our non-guarantor subsidiaries. The non-guarantor subsidiaries generated approximately 32.8% of our consolidated net sales for the nine months ended September 30, 2017.

Optional Redemption

The notes will be redeemable at our option, in whole or in part, at any time and from time to time prior to May 15, 2047 (six months prior to the maturity date of the notes (the “Par Call Date”)), in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof, provided that the unredeemed portion of a note must be in a minimum principal amount of $2,000, for a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; and

•	the sum, as determined by an Independent Investment Banker, of the present values of the Remaining Scheduled Payments on the notes being redeemed that would be due if the notes matured on the Par Call Date (excluding accrued and unpaid interest to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, accrued and unpaid interest on the notes being redeemed to the redemption date.

In addition, at any time on or after the Par Call Date, the notes will be redeemable at our option, in whole or in part, in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof, provided that the unredeemed portion of a note must be in a minimum principal amount of $2,000, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest to the redemption date.

“Treasury Rate” means, for any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as of the second business day immediately preceding that redemption date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed (assuming, for this purpose, that the notes matured on the Par Call Date) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

“Comparable Treasury Price” means, with respect to any redemption date, as determined by the Independent Investment Banker, (a) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Existing Debt” means $100.0 million aggregate principal amount of 6  1⁄2% senior notes due 2029, $89.0 million aggregate principal amount of 6  1⁄2% senior notes due 2035, $65.0 million aggregate principal amount of 6  1⁄2% senior notes due 2035, $624.8 million aggregate principal amount of the Westlake 2021 Notes, $63.2 million aggregate principal amount of the Subsidiary 2021 Notes, $250.0 million principal amount of 3.60% senior notes due 2022, $433.8 million aggregate principal amount of the Westlake 2023 Notes, $16.2 million aggregate principal amount of the Subsidiary 2023 Notes, $750.0 million aggregate principal amount of 3.60% senior notes due 2026, $700.0 million aggregate principal amount of 5.0% senior notes due 2046, a $10.9 million loan from the proceeds of tax-exempt waste disposal revenue bonds (supported by an $11.3 million letter of credit), and the Credit Agreement dated as of August 23, 2016, relating to our $1.0 billion senior unsecured revolving credit facility, plus unamortized premium net of unamortized discount and debt issuance costs of $3.5 million.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means each of (i) Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, and their respective successors; and (ii) one other nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified from time to time by us. If, however, any of them shall cease to be a primary U.S. Government securities dealer, we will substitute another nationally recognized investment banking firm that is such a dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer as of 5:00 p.m., New York time, on the third business day preceding the redemption date.

“Remaining Scheduled Payments” means the remaining scheduled payments of the principal of and interest on each note to be redeemed that would be due after the related redemption date but for such redemption.

We will deliver notice of a redemption not less than 10 days nor more than 60 days before the redemption date to holders of notes to be redeemed. Once notice of redemption is sent, the notes called for redemption will become due and payable on the redemption date at the applicable redemption price. A notice of redemption may not be conditional.

If we elect to redeem less than all of the notes, and such notes are at the time represented by a global note, then the depositary will select by lot the particular notes to be redeemed. If we elect to redeem less than all of the notes, and any of such notes are not represented by a global note, then the notes to be redeemed shall be selected by lot or pro rata. Unless there is a default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

We may at any time, and from time to time, purchase the notes at any price or prices in the open market, through negotiated transactions, by tender offer or otherwise.

Sinking Fund

The notes will not be entitled to any sinking fund.

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our right to redeem the notes as described under “—Optional Redemption” in accordance with the indenture, each holder of the notes will have the right to require us to purchase all or a portion ($1,000 or an integral multiple of $1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”), subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date; provided that the principal amount of a note remaining outstanding after a repurchase in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to deliver a notice to each holder of the notes not redeemed, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will, among other things, state the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by applicable law (the “Change of Control Payment Date”), describe the transaction or transactions constituting the Change of Control Triggering Event and offer to repurchase the notes. The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes to be redeemed properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased and that all conditions precedent to the Change of Control Offer and to the repurchase by us of notes pursuant to the Change of Control Offer have been complied with.

We will not be required to make a Change of Control Offer with respect to the notes if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer otherwise required to be made by us and such third party purchases all such notes properly tendered and not withdrawn under its offer or (ii) a notice of redemption has been given to the holders of all of the notes in accordance with the terms of the indenture, unless and until there is a default in payment of the redemption price.

A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place with respect to the Change of Control at the time of making of the Change of Control Offer.

We will comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

For purposes of the foregoing discussion of a Change of Control Offer, the following definitions are applicable:

“Below Investment Grade Rating Event” means the rating on the notes is lowered and as a result the notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the

“Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following the consummation of such Change of Control (which Trigger Period will be extended if the rating of the notes is under publicly announced consideration for possible downgrade by any Rating Agency on such 60th day, such extension to last with respect to each Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the notes below Investment Grade or (y) publicly announces that it is no longer considering the notes for possible downgrade; provided, that no such extension will occur if on such 60th day the notes are rated Investment Grade not subject to review for possible downgrade by any Rating Agency); provided, that a rating event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event). If any Rating Agency withdraws its rating on the notes or otherwise ceases to provide a rating on the notes on any day during the Trigger Period for any reason and we have not selected a replacement Rating Agency pursuant to the terms of the indenture, the rating of such Rating Agency shall be deemed to be below an Investment Grade Rating on such day.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” as such term is used in Section 13(d)(3) of the Exchange Act, such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Change of Control” means the occurrence of any of the following after the date of issuance of the notes:

•	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Westlake and its Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to Westlake or one of its Subsidiaries;

•	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of Westlake or any of its Subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a “group” (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee’s shares are held by a trustee under said plan) becomes the ultimate Beneficial Owner, directly or indirectly, of our Voting Stock representing more than 50% of the voting power of our outstanding Voting Stock;

•	we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing more than 50% of the voting power of the Voting Stock of the surviving Person or its parent immediately after giving effect to such transaction;

•	during any period of 24 consecutive calendar months, the majority of the members of our board of directors shall no longer be composed of individuals (a) who were members of our board of directors on the first day of such period or (b) whose election or nomination to our board of directors was approved by individuals referred to in clause (a) above constituting, at the time of such election or nomination, at least a majority of our board of directors or, if directors are nominated by a committee of our board of directors, constituting at the time of such nomination, at least a majority of such committee; or

•	the adoption of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) we become a direct or indirect wholly-owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of “Rating Agency.”

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s or S&P ceases to provide rating services to issuers or investors, we may appoint another “nationally recognized statistical rating organization” (as defined under the Exchange Act) as a replacement for such Rating Agency; provided, that we shall give written notice of such appointment to the trustee.

“S&P” means Standard & Poor’s Ratings Services LLC, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock (or comparable equity interests) of such Person that is at the time entitled to vote generally in the election of the board of directors (or members of the governing body) of such Person.

For purposes of the notes, “Person” includes any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Westlake and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Westlake and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Certain Covenants

The indenture will contain, among others, the following covenants:

Restrictions on Secured Debt

Under the indenture, Westlake will not, and we will not permit any Restricted Subsidiary (as defined below) to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (“Debt”), secured by pledge of, or mortgage or lien on, any Principal Property (as defined below) of Westlake or any Restricted Subsidiary, or any shares of stock of or Debt of any Restricted Subsidiary (such pledges, mortgages and liens being called “Mortgage” or “Mortgages” and such Debt secured by such Mortgages being called “Secured Debt”), without effectively providing that the notes (together with, if we shall so determine, any other indebtedness of Westlake or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the notes) shall be secured equally and ratably with (or prior to) such Secured Debt, so long as such Secured Debt shall be so secured, unless after giving effect thereto, the aggregate amount of all such Secured Debt plus all Attributable Debt of Westlake and its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction (as defined below) would not, at the time of such incurrence, issuance, assumption or guarantee, exceed 15% of Consolidated Net Tangible Assets; provided, however, that this restriction shall not apply to, and there shall be excluded from Secured Debt in any computation under such restriction, indebtedness secured by:

•	Mortgages on such property or shares of stock or Debt existing on the first date the notes are originally issued;

•	Mortgages on such property or shares of stock of or Debt of any Person, which Mortgages are existing at the time (i) such Person became a Restricted Subsidiary, (ii) such Person is merged into or consolidated with Westlake or any of its Subsidiaries or (iii) Westlake or one of its Subsidiaries merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary), which Mortgage was not incurred in anticipation of such transaction and was outstanding prior to such transaction;

•	Mortgages in favor of Westlake or any Guarantor;

•	Mortgages in favor of a governmental entity or in favor of the holders of securities issued by any such entity, pursuant to any contract or statute (including Mortgages to secure debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages;

•	Mortgages in favor of any governmental entity to secure progress, advance or other payments pursuant to any contract or provision of any statute;

•	Mortgages on such property or shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation);

•	Mortgages on such property or shares of stock or Debt to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property or shares or Debt, the completion of any construction or the commencement of full operation, for the purpose of financing all or any part of the purchase price or construction cost thereof;

•	Mortgages incurred in connection with a Sale and Leaseback Transaction satisfying the provisions described under “—Limitations on Sale and Leaseback Transactions” below; and

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing bullet points; provided that such extension, renewal or replacement Mortgage shall be limited to all or a part of the same such property or shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property).

Limitations on Sale and Leaseback Transactions

Under the indenture, Westlake will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including us or any Restricted Subsidiary) or to which any such lender or investor is a party, providing for the leasing by us or a Restricted Subsidiary for a period, including renewals, in excess of three years of any Principal Property the ownership of which has been or is to be sold or transferred, more than 180 days after the completion of construction and commencement of full operation thereof, by us or such Restricted Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (referred to as a “Sale and Leaseback Transaction”) unless:

•	such Sale and Leaseback Transaction is with a governmental entity that provides financial or tax benefits;

•	we or such Restricted Subsidiary could create Secured Debt pursuant to the provisions described under “—Restrictions on Secured Debt” on the Principal Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing notes issued under the indenture; or

•	the net proceeds of the sale or transfer of the Principal Property leased pursuant to such Sale and Leaseback Transaction is at least equal to the fair market value of such Principal Property and (b) within 180 days after such sale or transfer shall have been made by us or by a Restricted Subsidiary, we apply an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so leased at the time of entering into such arrangement (as evidenced by an officers’ certificate delivered to the trustee) to the retirement of Funded Debt (as defined below) of Westlake; provided that the amount to be applied to the retirement of Funded Debt of Westlake shall be reduced by (x) the principal amount of notes issued under the indenture delivered within 180 days after such sale to the trustee for retirement and cancellation, and (y) the principal amount of Funded Debt other than notes issued under the indenture, voluntarily retired by us within 180 days after such sale. No retirement referred to in this bullet point may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision.

Limitations on Consolidations, Mergers and Sales of Assets

The indenture will provide that we may not consolidate with or merge into any entity or sell, lease, convey, assign, transfer or dispose of all or substantially all of our assets to any entity unless:

(1)	the resulting, surviving or transferee Person is either Westlake or is a corporation organized under the laws of the United States, any state thereof, or the District of Columbia, and, if not Westlake, the resulting entity assumes by a supplemental indenture the due and punctual payments on the notes and the performance of our covenants and obligations under the indenture; and

(2)	immediately after giving effect to the transaction, no default or event of default under the indenture has occurred and is continuing or would result from the transaction.

Upon any transaction of the type described above, the resulting entity will succeed to and be substituted for and may exercise all of our rights and powers under the indenture and the notes with the same effect as if the resulting entity had been named as us in the indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of our obligations and covenants under the indenture and the notes, we will be relieved of all such obligations.

Certain Definitions

“Attributable Debt” means, as to any lease in respect of a Sale and Leaseback Transaction under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (or, if earlier, the first date upon which such lease may be terminated without penalty), discounted from the respective due dates thereof to such date at the weighted average rate per annum borne by the notes, compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. Unless we elect to calculate the total amount of rent required to be paid through the first date upon which such lease may be terminated without penalty (if such a provision exists), in the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities, except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under capital leases and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of Westlake and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles in the United States as in effect from time to time. Deferred income taxes, deferred investment tax credit or other similar items, as calculated in accordance with generally accepted accounting principles in the United States as in effect from time to time, will not be considered as a liability or as a deduction from or adjustment to total assets.

“Funded Debt” means all indebtedness for money borrowed having a maturity of more than 12 months from the date of the most recent balance sheet of Westlake and its consolidated Subsidiaries or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from the date of such balance sheet at the option of the borrower of such indebtedness.

“Principal Property” means any single parcel of real estate, any single manufacturing plant or any single warehouse owned or leased in connection with a Sale and Leaseback Transaction by Westlake or any Subsidiary which is located within the United States and the net book value of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing plant or warehouse or portion thereof (1) which is a pollution control or other facility financed by obligations issued by a state or local government unit and described in Sections 141(a), 142(a)(5), 142(a)(6), 142(a)(10) or 144(a) of the Internal Revenue Code (or their successor provisions) or by any other obligations the interest of which is excluded under Section 103 of the Internal Revenue Code (or its successor provision), or (2) which, in the good-faith opinion of our board of directors, as evidenced by a board resolution, is not of material importance to the total business conducted by Westlake and its Subsidiaries taken as a whole. As of September 30, 2017, Westlake and its Restricted Subsidiaries had Principal Properties representing approximately 44.2% of Westlake’s consolidated assets as of such date.

“Restricted Subsidiary” means a wholly-owned Subsidiary of Westlake substantially all of the assets of which are located in the United States (excluding territories or possessions) and which owns a Principal Property;

provided, however, that the term Restricted Subsidiary shall not include any Subsidiary that is principally engaged in (1) the business of financing; (2) the business of owning, buying, selling, leasing, dealing in or developing real property; or (3) the business of exporting goods or merchandise from or importing goods or merchandise into the United States.

“Subsidiary” means a Person more than 50% of the outstanding Voting Stock (as defined above) of which is owned, directly or indirectly, by Westlake or by one or more other Subsidiaries, or by Westlake and one or more other Subsidiaries.

Events of Default

The following are events of default with respect to the notes:

•	our failure to pay interest on the notes for 30 days after becoming due;

•	our failure to pay principal of or any premium on the notes when due;

•	our failure to comply with any covenant or agreement of the notes or the indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of another series of notes) for 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding notes issued under the indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of Westlake or a Guarantor with respect to the notes that is a significant subsidiary (as defined in Regulation S-X promulgated by the SEC, as in effect on the date of the indenture); and

•	specified events involving the guarantees.

A default under one series of notes will not necessarily be a default under any other series. If a default or event of default for the notes occurs, is continuing and is known to the trustee, the trustee will notify the holders of the notes within 90 days after it occurs. The trustee may withhold notice to the holders of the notes of any default or event of default, except in any payment on the notes, if the trustee in good faith determines that withholding notice is in the interests of the holders of those notes.

If an event of default for the notes occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding notes (or, in some cases, 25% in principal amount of all notes issued under the indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those notes to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of Westlake or a Guarantor that is a significant subsidiary occurs, the principal of and accrued and unpaid interest on the notes will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding notes (or, in some cases, of all notes issued under the indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

A holder of notes may pursue any remedy under the indenture only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to the notes;

•	the holders of at least 25% in principal amount of the outstanding notes make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the notes do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of notes to sue for enforcement of any overdue payment.

The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding notes (or a majority in principal amount of all notes issued under the indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

The indenture requires us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in performance.

Modification and Waiver

We and the trustee may supplement or amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding notes of all series issued under the indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each note affected, however, no modification may:

•	reduce the amount of notes whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the notes;

•	reduce the principal of the notes or change their stated maturity;

•	reduce any premium payable on the redemption of the notes or change the time at which the notes may or must be redeemed;

•	change any obligation to pay additional amounts on the notes;

•	make payments on the notes payable in currency other than as originally stated in the notes;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the notes;

•	make any change in the percentage of principal amount of notes necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification; and

•	waive a continuing default or event of default regarding any payment on the notes.

We and the trustee may supplement or amend the indenture or waive any provision of the indenture without the consent of any holders of notes issued under the indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide for uncertificated notes in addition to or in place of certificated notes or to provide for bearer notes;

•	to provide any security for, or to add any guarantees of or obligors on, any series of notes;

•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any notes or to surrender any rights we have under the indenture;

•	to add events of default with respect to any series of notes;

•	to make any change that does not adversely affect any outstanding notes of any series issued under the indenture in any material respect; and

•	to establish the form or terms of any notes and to accept the appointment of a successor trustee, each as permitted under the indenture.

The holders of a majority in principal amount of the outstanding notes (or, in some cases, a majority in principal amount of all notes issued under the indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to the notes. Those holders may not, however, waive any default or event of default in any payment on any note or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance and Discharge

Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee under the indenture any combination of money or government securities sufficient to make payments on the notes on the dates those payments are due, then, at our option, either of the following will occur:

•	we and the Guarantors will be discharged from our obligations with respect to the notes (“legal defeasance”); or

•	we and the Guarantors will no longer have any obligation to comply with specified restrictive covenants with respect to the notes, the covenant described under “—Certain Covenants—Limitations on Consolidations, Mergers and Sales of Assets” above and other specified covenants under the indenture, and the related events of default will no longer apply (“covenant defeasance”).

If the notes are defeased, the holders of the notes will not be entitled to the benefits of the indenture, except for obligations to register the transfer or exchange of notes, replace stolen, lost or mutilated notes or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the notes, and if applicable, the Guarantors’ guarantees of the payments, will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the notes to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Under current U.S. federal income tax law, legal defeasance would likely be treated as a taxable exchange of notes to be defeased for interests in the defeasance trust. As a consequence, a United States holder would recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the notes and the value of the holder’s interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current U.S. federal income tax law, covenant defeasance would not be treated as a taxable exchange of such notes.

Satisfaction and Discharge. In addition, the indenture will cease to be of further effect with respect to the notes, subject to exceptions relating to compensation and indemnity of the trustee under the indenture and repayment to us of excess money or government securities, when:

•	either

•	all outstanding notes have been delivered to the trustee for cancellation; or

•	all outstanding notes not delivered to the trustee for cancellation either:

•	have become due and payable

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year; and

•	we have deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the notes when due; and

•	we have paid all other sums payable by us with respect to the notes.

Governing Law

New York law will govern the indenture, the notes and the guarantees.

The Trustee

The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, National Association) acts as the trustee under the indenture. The Bank of New York Mellon Trust Company, N.A. will act as the trustee with respect to the notes.

The indenture contains limitations on the right of the trustee, if it or any of its affiliates is then our creditor or, if applicable, a creditor of a Guarantor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us, and, if applicable, the Guarantors. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Payments and Paying Agents

We will make payments on the notes in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global notes or by check mailed to the address of the person entitled to the payment as it appears in the security register. We will make interest payments to the person in whose name the note is registered at the close of business on the record date for the interest payment. The trustee under the indenture will be designated as the paying agent for payments on notes issued under the indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on the notes is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York, Houston, Texas or a place of payment on the notes is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the notes that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders of notes entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Book-Entry, Clearance and Settlement

The notes will be issued in the form of one or more fully registered global notes (each a “global note”) which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depositary”) and registered in the name of Cede & Co., the Depositary’s nominee. We will not issue notes in certificated form except in certain circumstances. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary (the “Depositary Participants”). Investors may elect to hold interests in the global notes through either the Depositary (in the United States), or Clearstream Banking Luxembourg S.A. (“Clearstream Luxembourg”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) (in Europe) if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream Luxembourg and JPMorgan Chase Bank acts as U.S. depositary for Euroclear (the “U.S. Depositaries”). Beneficial interests in the global notes will be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the global notes may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

The Depositary has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial

Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants (“Direct Participants”) deposit with the Depositary. The Depositary also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. The Depositary is owned by a number of its Direct Participants and by NYSE Euronext and the Financial Industry Regulatory Authority, Inc. Access to the Depositary’s book-entry system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to the Depositary and its Direct and Indirect Participants are on file with the SEC.

Clearstream Luxembourg has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations, known as Clearstream Luxembourg participants, and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg participants through electronic book-entry changes in accounts of Clearstream Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream Luxembourg participant either directly or indirectly.

Distributions with respect to the notes held beneficially through Clearstream Luxembourg will be credited to the cash accounts of Clearstream Luxembourg participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream Luxembourg.

Euroclear has advised us that it was created in 1968 to hold securities for its participants, known as Euroclear participants, and to clear and settle transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by Euroclear Bank S.A./N.V., known as the Euroclear operator. The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters.

Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, collectively referred to as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. Depositary for Euroclear.

If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue the notes in definitive form in exchange for the entire global note representing such notes. In addition, we may at any time, and in our sole discretion and subject to the procedures of the Depositary, determine not to have the notes represented by the global note and, in such event, will issue notes in definitive form in exchange for the global note representing such notes. In any such instance, an owner of a beneficial interest in the global note will be entitled to physical delivery in definitive form of notes represented by such global note equal in principal amount to such beneficial interest and to have such notes registered in its name.

Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of Clearstream Luxembourg, Euroclear or the Depositary, as the case may be, in accordance with their respective procedures. Book-entry interests in the notes may be transferred within Clearstream Luxembourg and within Euroclear and between Clearstream Luxembourg and Euroclear in accordance with procedures established for these purposes by Clearstream Luxembourg and Euroclear. Book-entry interests in the notes may be transferred within the Depositary in accordance with procedures established for this purpose by the Depositary. Transfers of book-entry interests in the notes among Clearstream Luxembourg and Euroclear and the Depositary may be effected in accordance with procedures established for this purpose by Clearstream Luxembourg, Euroclear and the Depositary.

Global clearance and settlement procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between Depositary Participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Luxembourg participants and Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary, on the one hand, and directly or indirectly through Clearstream Luxembourg or Euroclear participants, on the other, will be effected through the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).

The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Luxembourg participants and Euroclear participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of the notes received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Depositary Participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Such credits, or any transactions in the notes settled during such processing, will be reported to the relevant Euroclear participants or Clearstream Luxembourg participants on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream Luxembourg participant or a Euroclear participant to a Depositary Participant will be received with value on the business day of settlement in the Depositary but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of the Depositary, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes by an initial holder of the notes who purchases the notes for cash at the original offering price and who holds the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon the Code, U.S. Department of the Treasury regulations promulgated under the Code (“Treasury Regulations”), and judicial decisions and administrative interpretations thereunder, all as of the date hereof and all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the U.S. Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning or disposing of the notes.

In this discussion, we do not purport to address all U.S. federal income tax considerations that may be important to a particular holder in light of the holder’s circumstances, such as:

•	tax consequences to investors that may be subject to special tax treatment, including brokers, dealers in securities, banks, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, retirement plans and other tax-deferred accounts, insurance companies, or traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

•	tax consequences to persons holding notes as a part of an integrated or conversion transaction or a straddle, or persons deemed to sell notes under the constructive sale provisions of the Code;

•	tax consequences to U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;

•	tax consequences to investors that hold notes through pass-through entities; or

•	any alternative minimum tax consequences.

This discussion also does not address the effects of other U.S. federal tax laws (such as estate and gift tax laws) or of any applicable foreign, state or local tax laws.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding notes, you should consult your own tax advisors.

YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE EFFECT AND APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

Possibility of Additional Payments

We do not intend to treat the possibility of the payment of additional amounts in respect of an optional redemption described in “Description of the Senior Notes—Optional Redemption” or a purchase described in “Description of the Senior Notes—Change of Control Triggering Event” as (i) affecting the determination of the yield to maturity of the notes, (ii) giving rise to original issue discount or recognition of ordinary income on the sale, exchange or redemption of the notes or (iii) resulting in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Our treatment will be binding on all holders of notes, except a holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the note was acquired. If the IRS successfully challenges this position, and the notes are treated as contingent payment debt instruments because of such payments, U.S. holders might, among other consequences, be required to accrue interest income at higher rates than the stated interest rate and be required to treat any gain recognized on the sale or other disposition of a note as ordinary income rather than capital gain. This discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes. You are urged to consult your own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Consequences to U.S. Holders

You are a U.S. holder for purposes of this discussion if you are a beneficial owner of notes and you are:

•	an individual U.S. citizen or resident alien;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that either (i) is subject to the supervision of a court within the United States and which has one or more U.S. persons (as defined in the Code) with authority to control all substantial decisions or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Payments of Interest

You will be required to include any stated interest payments in income in accordance with your method of accounting for U.S. federal income tax purposes. If you are a cash method taxpayer, you must report interest on the notes as ordinary income when you receive it. If you are an accrual method taxpayer, you must report the interest on the notes as ordinary income as it accrues.

Sale, Exchange, Redemption or Other Disposition of the Notes

Upon the disposition of a note by sale, exchange, redemption or other disposition, you generally will recognize capital gain or loss equal to the difference between (i) the amount realized (other than accrued and unpaid interest, which, if not previously included in income, will be treated as interest as described above) on the disposition and (ii) your adjusted U.S. federal income tax basis in the note. Your tax basis in a note is your cost, subject to certain adjustments. Any capital gain or loss will be long-term capital gain or loss if you have held the note for longer than one year. The deductibility of capital losses is subject to certain limitations.

Additional Tax on Net Investment Income

Certain U.S. holders that are individuals, trusts or estates may be subject to a 3.8% tax, in addition to otherwise applicable U.S. federal income tax, on the lesser of (i) the U.S. holder’s “net investment income” (or undistributed “net investment income,” in the case of a trust or estate) for the relevant taxable year and (ii) the excess of the U.S. holder’s modified adjusted gross income (or adjusted gross income, in the case of a trust or estate) for the relevant taxable year above a certain threshold (which in the case of an individual ranges from $125,000 to $250,000, depending on the individual’s circumstances). A U.S. holder’s “net investment income” generally includes, among other things, interest income on and gain from the disposition of securities like the notes, subject to certain exceptions. You should consult your own tax advisor regarding the applicability of this tax to the notes.

Consequences to Non-U.S. Holders

You are a non-U.S. holder for purposes of this discussion if you are a beneficial owner of notes (other than an entity treated as a partnership for U.S. federal income tax purposes) and you are not a U.S. holder.

U.S. Federal Withholding Tax

Subject to the discussion of backup withholding and FATCA below, no U.S. federal withholding tax will apply to any payment of interest on the notes provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable Treasury Regulations;

•	you are not a controlled foreign corporation that is related to us, directly or indirectly, through stock ownership; and

•	you are not a bank whose receipt of interest on the notes is pursuant to a loan agreement entered into in the ordinary course of business.

The exemption from withholding tax will not apply unless (a) you provide your name and address on an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), and certify under penalties of perjury, that you are not a U.S. person, (b) a financial institution holding the notes on your behalf certifies, under penalties of perjury, that it has received an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) from you and provides us with a copy, or (c) you hold your notes directly through a “qualified intermediary,” and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. holder.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) claiming an exemption from or a reduction of withholding under an applicable tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (and, in the case of an applicable tax treaty, is attributable to a U.S. permanent establishment maintained by you).

U.S. Federal Income Tax

Interest. If you are engaged in an active trade or business in the United States and interest on the notes is effectively connected with the active conduct of that trade or business (and, in the case of an applicable tax treaty, is attributable to a U.S. permanent establishment maintained by you), you will be subject to U.S. federal income tax on the interest on a net income basis (although you will be exempt from the 30% withholding tax) in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to certain adjustments, including earnings and profits from an investment in the notes, that are effectively connected with the active conduct by you of a trade or business in the United States.

Sale, Exchange, Redemption or Other Disposition of the Notes. Any gain or income realized on the sale, exchange, redemption or other disposition of the notes generally will not be subject to U.S. federal income tax unless:

•	that gain or income is effectively connected with the conduct of an active trade or business in the United States by you (and, in the case of an applicable tax treaty, is attributable to a U.S. permanent establishment maintained by you);

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are present; or

•	the gain represents accrued interest, in which case the rules for taxation of interest would apply.

If you are a holder subject to U.S. federal income tax under the first bullet point, you will be taxed on a net income basis in the same manner as if you were a U.S. person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax as explained above. Holders subject to U.S. federal income tax under the second bullet point will be taxed on the net gain at a 30% rate.

Backup Withholding and Information Reporting

U.S. Holders

Information reporting will apply to payments of principal and interest made by us on, or the proceeds of the sale or other disposition of, the notes with respect to U.S. holders (unless such holder is an exempt recipient such as a corporation), and backup withholding, currently at a rate of 28%, may apply unless the recipient of such payment provides the appropriate intermediary with a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establishes an exemption from backup withholding. Any amount withheld under the backup withholding rules is allowable as a credit against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely provided to the IRS.

Non-U.S. Holders

Payments to non-U.S. holders of interest on a note and any amounts withheld from such payments generally will be reported to the IRS and you. Backup withholding will not apply to payments of principal and interest on the notes if you certify as to your non-U.S. holder status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) under penalties of perjury or you otherwise qualify for an exemption (provided that neither we nor our agent know or have reason to know that you are a U.S. person or that the conditions of any other exemptions are not in fact satisfied).

The payment of the proceeds of the disposition of notes to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and backup withholding unless you provide the certification described above or you otherwise qualify for an exemption. The proceeds of a disposition effected outside the United States by a non-U.S. holder to or through a foreign office of a broker generally will not be subject to backup withholding or information reporting. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, provided the required information or appropriate claim for refund is provided to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations promulgated thereunder (commonly referred to as “FATCA”) generally impose a withholding tax of 30% on interest with respect to, and, if paid after December 31, 2018, gross proceeds from a disposition of, debt obligations of a United States corporation, in each case paid to either (i) a foreign financial institution (“FFI”), whether as a beneficial owner or intermediary, unless the FFI enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such FFI (which would include certain equity and debt holders of such FFI, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules or (ii) a foreign entity that is not a financial institution (whether as a beneficial owner or intermediary for another foreign entity that is not a financial institution) unless such entity provides the withholding agent or IRS with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity, or otherwise qualifies for an exemption from these rules. A person that receives payments through one or more FFIs may receive reduced payments as a result of FATCA withholding taxes if (i) any such FFI does not enter into such an agreement with the U.S. government or otherwise establish an exemption, or (ii) such person is (a) a “recalcitrant account holder” or (b) itself an FFI that fails to enter into such an agreement or establish an exemption. Foreign governments may enter into agreements with the IRS to implement FATCA in a different manner. Investors are encouraged to consult with their own tax advisors regarding the implications of FATCA on their investment in the notes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE EACH PROSPECTIVE INVESTOR TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$150,000,000
Deutsche Bank Securities Inc.	100,000,000
Goldman Sachs & Co. LLC	100,000,000
Wells Fargo Securities, LLC	100,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	25,000,000
Citigroup Global Markets Inc.	25,000,000

Total	$500,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of the notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.50% of the principal amount of the notes. After the initial offering, the public offering price or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $500,000 and are payable by us. The underwriters have agreed to reimburse for certain expenses in connection with this offering.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the notes will be made to investors on or about November 28, 2017, which will be the tenth (10th) business day following the date of pricing the notes (such settlement being referred to as “T+10”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+10, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

We have agreed that we will not, for a period of five (5) business days after the date of this prospectus supplement, without first obtaining the prior written consent of the representatives, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Certain of the underwriters and/or their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. In particular, affiliates of certain of the underwriters are lenders and/or agents under our $1.0 billion senior unsecured revolving credit facility. In connection with these transactions, the underwriters or their affiliates have received, or may in the future receive, customary fees, commissions and reimbursement of expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters and their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area, no offer of notes which are the subject of the offering has been or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(i) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii) to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require Westlake or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive;

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for Westlake or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither Westlake nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for Westlake or the underwriters to publish a prospectus for such offer.

For the purpose of this provision, the expression “an offer to the public” in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Member State by any measure implementing the Prospectus Directive in the Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the

Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement and the accompanying prospectus may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for the prospectus supplement or the accompanying prospectus. The notes to which this prospectus supplement and the accompanying prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement or the accompanying prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Bermuda

The offering of the notes to investors in Bermuda may constitute carrying on business in Bermuda for purposes of the Companies Act 1981 (the “Bermuda Companies Act”). Carrying on business in Bermuda by an overseas company requires a license under Section 134 of the Bermuda Companies Act. Westlake is an overseas company and is not licensed under Section 134 of the Bermuda Companies Act. As long as Westlake does not have a physical presence in Bermuda and the notes are offered to Bermuda investors only at such time as they are outside of Bermuda, such offering will generally not constitute carrying on business in Bermuda.

The offering of the notes to investors in Bermuda may, in some circumstances, require a license to carry on investment business under the Investment Business Act 2003 of Bermuda. However, such requirement will only apply where the person or entity offering the notes has a physical presence in Bermuda. Neither Westlake nor any of the underwriters has a physical presence in Bermuda.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS

Certain legal matters in connection with the offering of the notes will be passed upon for us by Baker Botts L.L.P., Houston, Texas and will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York City, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Axiall Corporation business the registrant acquired during 2016) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Axiall Corporation appearing in Axiall Corporation’s Current Report on Form 8-K filed with the SEC on August 30, 2016 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated by reference into Westlake Chemical Corporation’s Current Report on Form 8-K/A filed with the SEC on September 8, 2016, which Form 8-K/A is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1850, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Our Web site is located at http: //www.westlake.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our Web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our Web site or any other website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement is part of a registration statement we have filed with the SEC. As permitted by SEC rules, this prospectus supplement does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Web site.

We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC automatically will update and supersede this information. You should not assume that the information in this prospectus supplement is current as of any date other than the date on the front page of this prospectus supplement.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until the offering described in this prospectus supplement is completed or is otherwise terminated, in each case excluding any information “furnished” but not “filed,” unless we specifically provide that such “furnished” information is to be incorporated by reference:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2016;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

•	our current reports on Form 8-K filed with the SEC on May 19, 2017 and November 13, 2017; and

•	our current report on Form 8-K/A filed with the SEC on September 8, 2016.

We will provide a copy of any and all of the information that is incorporated by reference in this prospectus supplement and the accompanying prospectus to any person, including a beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, without charge, upon written or oral request. You may obtain a copy of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Westlake Chemical Corporation

2801 Post Oak Boulevard, Suite 600

Houston, Texas 77056

Attention: Investor Relations

Telephone: (713) 960-9111

Prospectus

Westlake Chemical Corporation

Debt Securities

Preferred Stock

Common Stock

Warrants

We may issue and sell from time to time:

•	our debt securities;

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase such securities; or

•	guarantees of our debt securities.

TTWF LP, our principal stockholder in which three of our directors have indirect ownership interests, may sell from time to time up to 4,500,000 shares of our common stock.

This prospectus provides you with a general description of the securities that may be offered. We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. Our common stock is listed on the New York Stock Exchange under the symbol “WLK.”

Investing in our securities involves risk. You should carefully consider the risk factors described under “Risk Factors” beginning on page 3 of this prospectus before you make any investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 10, 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we and the selling stockholder may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time securities are to be offered pursuant to this prospectus, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

You should rely only on the information we have provided or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. Neither we nor the selling stockholder have authorized any person, including any salesman or broker, to provide you with additional or different information. We and the selling stockholder are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the accompanying prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

i

ABOUT WESTLAKE CHEMICAL CORPORATION

We are a vertically integrated global manufacturer and marketer of basic chemicals, vinyls, polymers and building products. Our products include some of the most widely used chemicals in the world, which are fundamental to many diverse consumer and industrial markets, including flexible and rigid packaging, automotive products, coatings, water treatment, refrigerants, residential and commercial construction as well as other durable and non-durable goods. We operate in two principal operating segments, Olefins and Vinyls. We are highly integrated along our olefins product chain with significant downstream integration into polyethylene and styrene monomer. We are also an integrated global producer of vinyls with substantial downstream integration into polyvinyl chloride (“PVC”) building products.

We began operations in 1986 after our first polyethylene plant, an Olefins segment business, near Lake Charles, Louisiana was acquired from Occidental Petroleum Corporation. We began our vinyls operations in 1990 with the acquisition of a vinyl chloride monomer (“VCM”) plant in Calvert City, Kentucky from the Goodrich Corporation. In 1992, we commenced our Vinyls segment building products operations after acquiring three PVC pipe plants. Since 1986, we have grown rapidly into an integrated global producer of petrochemicals, vinyls, polymers and building products. We achieved this by acquiring existing plants or constructing new plants and completing numerous capacity or production line expansions. We regularly consider acquisitions and other internal and external growth opportunities that would be consistent with or complementary to our overall business strategy.

In 2014, we formed Westlake Chemical Partners LP (“Westlake Partners”) to operate, acquire and develop ethylene production facilities and related assets. Also in 2014, Westlake Partners completed an initial public offering of 12,937,500 common units (the “Westlake Partners IPO”). As of February 15, 2017, Westlake Partners’ assets consist of a 13.3% limited partner interest in Westlake Chemical OpCo LP “OpCo”), as well as the general partner interest in OpCo. Prior to the Westlake Partners IPO, OpCo’s assets were wholly owned by us. OpCo’s assets include two ethylene production facilities at our olefins facility at our Lake Charles site, one ethylene production facility at our Calvert City site and a 200-mile common carrier ethylene pipeline that runs from Mont Belvieu, Texas to the Longview, Texas site, which includes our Longview polyethylene production facility. We retain an 86.7% limited partner interest in OpCo, a 52.2% limited partner interest in Westlake Partners (common and subordinated units), a general partner interest in Westlake Partners and incentive distribution rights. The operations of Westlake Partners are consolidated in our financial statements. We are party to certain agreements with Westlake Partners and OpCo whereby, among other things, OpCo sells us 95% of the ethylene it produces on a cost-plus basis that is expected to generate a fixed margin per pound of $0.10. We use this ethylene in the production processes of both our Olefins and Vinyls segments.

On August 31, 2016, we completed the acquisition of Axiall Corporation (“Axiall”) for $33.00 per share in an all-cash transaction (the “Merger”), pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 10, 2016, by and among Westlake, Axiall and Lagoon Merger Sub, Inc., a wholly-owned subsidiary of Westlake. Axiall is a manufacturer and international marketer of chemicals and building products, with manufacturing sites in North America. The combined company is the third-largest global chlor-alkali producer and the third-largest PVC producer in the world.

We benefit from highly integrated production facilities that allow us to process raw materials into higher value-added chemicals and building products. As of February 15, 2017, we (directly and through OpCo and our 95% and 60% owned Asian joint ventures) had 39.8 billion pounds per year of aggregate production capacity at numerous manufacturing sites in North America, Europe and Asia.

Our principal executive offices are located at 2801 Post Oak Boulevard, Suite 600, Houston, Texas 77056, and our telephone number is (713) 960-9111.

POTENTIAL SUBSIDIARY GUARANTORS

One or more of our direct or indirect wholly-owned subsidiaries, including all or a portion of our subsidiaries listed below, may fully and unconditionally guarantee any series of debt securities offered by this prospectus in the future. We may file one or more post-effective amendments to our registration statement to add additional potential subsidiary guarantors. The term “Subsidiary Guarantors” with respect to a series of debt securities refers to our direct or indirect wholly-owned subsidiaries that guarantee that series of debt securities. The applicable prospectus supplement will name the Subsidiary Guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the Subsidiary Guarantors.

Geismar Holdings, Inc.

GVGP, Inc.

Westlake Chemical Investments, Inc.

Westlake Geismar Power Company LLC

Westlake Longview Corporation

Westlake Management Services, Inc.

Westlake NG I Corporation

Westlake Olefins Corporation

Westlake Pipeline Investments LLC

Westlake Polymers LLC

Westlake PVC Corporation

Westlake Resources Corporation

Westlake Styrene LLC

Westlake Supply and Trading Company

Westlake Vinyl Corporation

Westlake Vinyls Company LP

Westlake Vinyls, Inc.

WPT LLC

Westlake Petrochemicals LLC

Westech Building Products (Evansville) LLC

North American Specialty Products LLC

Lagoon LLC

Axiall Corporation

Axiall Holdco, Inc.

Axiall Noteco, Inc.

Axiall Ohio, Inc.

Axiall, LLC

Eagle Holdco 3 LLC

Eagle Natrium LLC

Eagle Pipeline, Inc.

Eagle Spinco Inc.

Eagle US 2 LLC

Georgia Gulf Lake Charles, LLC

PHH Monomers, L.L.C.

Plastic Trends, Inc.

Rome Delaware Corporation

Royal Building Products (USA) Inc.

Royal Plastics Group (U.S.A.) Limited

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock or preferred stock or value of our debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

Risks Related to our Principal Stockholder

We will be controlled by our principal stockholder, TTWF LP, and its affiliates as long as they own a majority of our common stock, and our other stockholders will be unable to affect the outcome of stockholder voting during that time. Our interests may conflict with those of the principal stockholder and its affiliates, and we may not be able to resolve these conflicts on terms possible in arms-length transactions.

As long as TTWF LP, which as of March 15, 2017, owns approximately 71.3% of our common stock (the “principal stockholder” or the “selling stockholder”) and its affiliates (the “principal stockholder affiliates”) own a majority of our outstanding common stock, they will be able to exert significant control over us, and our other stockholders, by themselves, will not be able to affect the outcome of any stockholder vote. As a result, the principal stockholder, subject to any fiduciary duty owed to our minority stockholders under Delaware law, will be able to control all matters affecting us (some of which may present conflicts of interest), including:

•	the composition of our board of directors and, through the board, any determination with respect to our business direction and policies, including the appointment and removal of officers and the determination of compensation;

•	any determinations with respect to mergers or other business combinations or the acquisition or disposition of assets;

•	our financing decisions, capital raising activities and the payment of dividends; and

•	amendments to our amended and restated certificate of incorporation or amended and restated bylaws.

The principal stockholder will be permitted to transfer a controlling interest in us without being required to offer our other stockholders the ability to participate or realize a premium for their shares of common stock. A sale of a controlling interest to a third party may adversely affect the market price of our common stock and our business and results of operations because the change in control may result in a change of management decisions and business policy. Because we have elected not to be subject to Section 203 of the General Corporation Law of the State of Delaware, the principal stockholder may find it easier to sell its controlling interest to a third party than if we had not so elected. See “Description of Capital Stock—Delaware Business Combination Statute” for a description of Section 203 and the potential positive and negative consequences, depending on the circumstances, of electing not to be subject to it.

In addition to any conflicts of interest that arise in the foregoing areas, our interests may conflict with those of the principal stockholder affiliates in a number of other areas, including:

•	business opportunities that may be presented to the principal stockholder affiliates and to our officers and directors associated with the principal stockholder affiliates, and competition between the principal stockholder affiliates and us within the same lines of business;

•	the solicitation and hiring of employees from each other; and

•	agreements with the principal stockholder affiliates relating to corporate services that may be material to our business.

We may not be able to resolve any potential conflicts with the principal stockholder affiliates, and even if we do, the resolution may be less favorable than if we were dealing with an unaffiliated party, particularly if the conflicts are resolved while we are controlled by the principal stockholder affiliates. Our amended and restated certificate of incorporation provides that the principal stockholder affiliates have no duty to refrain from engaging in activities or lines of business similar to ours and that the principal stockholder affiliates will not be liable to us or our stockholders for failing to present specified corporate opportunities to us. See “Description of Capital Stock—Transactions and Corporate Opportunities.”

Risks Related to the Common Stock

Substantial sales of our common stock by the principal stockholder or us could cause our stock price to decline and issuances by us may dilute our stockholders’ ownership interest in our company.

We are unable to predict whether significant amounts of our common stock will be sold by the principal stockholder. Any sales of substantial amounts of our common stock in the public market by the principal stockholder or us, or the perception that these sales might occur, could lower the market price of our common stock. Further, if we issue additional equity securities to raise additional capital, our stockholders’ ownership interest in our company may be diluted and the value of their investment may be reduced.

The price of our common stock may be volatile.

The market price of our common stock could be subject to significant fluctuations. Among the factors that could affect our stock price are:

•	our operating and financial performance and prospects;

•	quarterly variations in the rate of growth of our financial indicators, such as earnings per share, net income and revenues;

•	changes in revenue or earnings estimates or publication of research reports by analysts;

•	speculation in the press or investment community;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	sales of shares of our common stock by stockholders;

•	actions by institutional investors or by the principal stockholder;

•	fluctuations in oil and gas prices;

•	general market conditions, including fluctuations in feedstock, energy and commodity prices; and

•	U.S. and international economic, legal and regulatory factors unrelated to our performance.

The stock markets in general have experienced extreme volatility in recent years that has at times been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and, as a result, an investment in our common stock.

If we are unable to pay regular dividends on our common stock, our stockholders may not receive funds without selling their common stock.

Shortly following our initial public offering in 2004, we paid our initial regular quarterly dividend of $0.02125 per share. We have paid regular quarterly dividends since our initial dividend. On February 17, 2017, our board of directors declared a dividend of $0.1906 per share payable on March 14, 2017 to our stockholders of record as of the close of business on February 28, 2017. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends, and other considerations that our board of directors deems relevant. The agreements governing our 6.5% senior notes due 2029, 6.75% senior notes due 2032, each of our series of 6.5% senior notes due 2035 and our unsecured revolving credit facility also include limitations on our payment of dividends. Accordingly, our stockholders may have to sell some or all of their common stock in order to generate cash flow from their investment in common stock. Our stockholders may not receive a gain on their investment when they sell their common stock and they may lose the entire amount of the investment.

Provisions in our charter documents or Delaware law may inhibit a takeover, which could adversely affect the value of our common stock.

Our amended and restated certificate of incorporation and amended and restated bylaws, as well as Delaware corporate law, contain provisions that could delay or prevent a change of control or changes in our management that a stockholder might consider favorable. These provisions apply even if the offer may be considered beneficial by some of our stockholders. If a change of control or change in management is delayed or prevented, the market price of our common stock could decline. Please read “Description of Capital Stock” for a description of these provisions.

Risks Related to the Debt Securities

Our holding company structure may affect our ability to make payments on our debt securities. Holders of our debt securities may be structurally subordinated to the creditors of our subsidiaries.

We currently conduct our operations through subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries to the extent that such subsidiaries do not guarantee such debt securities. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of that subsidiary’s indebtedness and its trade creditors will generally be entitled to payment of their claims from the assets of the subsidiary before any assets are made available for distribution to us.

A holder’s right to receive payments on the debt securities is effectively subordinated to the rights of our existing and future secured creditors. Further, the guarantees of the debt securities by the Subsidiary Guarantors, if any, are effectively subordinated to the Subsidiary Guarantors’ existing and future secured indebtedness.

Holders of our secured indebtedness and the secured indebtedness of the Subsidiary Guarantors, if any, will have claims that are prior to the claims of holders of the debt securities to the extent of the value of the assets securing that other indebtedness. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the debt securities will participate ratably with all holders of our unsecured and unsubordinated indebtedness, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. We may apply proceeds of certain asset sales to reduce our secured indebtedness or other secured obligations, but such application will not permanently reduce our ability to incur secured indebtedness and other secured obligations under the indenture in the future. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the debt securities. As a result, holders of the debt securities may receive less, ratably, than holders of secured indebtedness.

A holder’s right to receive payments on the debt securities could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

Some but not all of our subsidiaries may guarantee the debt securities. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of that subsidiary’s indebtedness and its trade creditors will generally be entitled to payment of their claims from the assets of the subsidiary before any assets are made available for distribution to us.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of the debt securities to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided or claims in respect of a guarantee could be subordinated to all other debts of the applicable guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and either:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged or about to engage in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, a guarantor would be considered insolvent if, at the relevant time, the sum of its debts and other liabilities, including contingent liabilities, was greater than the sum of its assets at a fair valuation, and a guarantor that was generally not then paying its debts as they became due would be presumed to be insolvent.

We may incur additional debt ranking equal to the debt securities.

If we incur any additional debt that ranks equally with the debt securities, the holders of that debt will be entitled to share ratably with the holders of the debt securities in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of our company. This may have the effect of reducing the amount of proceeds paid to a holder of debt securities.

CAUTIONARY STATEMENTS ABOUT FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides safe harbor provisions for forward-looking information. Certain of the statements contained in this prospectus are forward-looking statements. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements can be identified by the use of words such as “believes,” “intends,” “may,” “should,” “could,” “anticipates,” “expected” or comparable terminology, or by discussions of strategies or trends. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct. Forward-looking statements relate to matters such as:

•	future operating rates, margins, cash flows and demand for our products;

•	industry market outlook, including the price of crude oil;

•	production capacities;

•	currency devaluation;

•	our ability to borrow additional funds under our credit facility;

•	our ability to meet our liquidity needs;

•	our ability to meet debt obligations under our debt instruments;

•	our intended quarterly dividends;

•	future capacity additions and expansions in the industry;

•	timing, funding and results of capital projects, such as the expansion program at our Calvert City facility and the construction of the ethylene facility as part of our joint venture with Lotte Chemical USA Corporation;

•	results of acquisitions, including our acquisition of Axiall (including the benefits, results and effects thereof);

•	health of our customer base;

•	pension plan obligations, funding requirements and investment policies;

•	compliance with present and future environmental regulations and costs associated with environmentally related penalties, capital expenditures, remedial actions and proceedings, including any new laws, regulations or treaties that may come into force to limit or control carbon dioxide and other greenhouse gas emissions or to address other issues of climate change;

•	effects of pending legal proceedings; and

•	timing of and amount of capital expenditures.

We have based these statements on assumptions and analyses in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe were appropriate in the circumstances when the statements were made. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such statements. While it is not possible to identify all factors, we continue to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed under “Risk Factors” in this prospectus and the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and those described from time to time in our other filings with the SEC, including, but not limited to, the following:

•	general economic and business conditions;

•	the cyclical nature of the chemical industry;

•	the availability, cost and volatility of raw materials and energy;

•	uncertainties associated with the United States, European and worldwide economies, including those due to the political tensions in the Middle East, the Commonwealth of Independent States (including Ukraine) and elsewhere;

•	current and potential governmental regulatory actions in the United States and other countries and political unrest in other countries;

•	industry production capacity and operating rates;

•	the supply/demand balance for our products;

•	competitive products and pricing pressures;

•	instability in the credit and financial markets;

•	access to capital markets;

•	terrorist acts;

•	operating interruptions (including leaks, explosions, fires, weather-related incidents, mechanical failure, unscheduled downtime, labor difficulties, transportation interruptions, spills and releases and other environmental risks);

•	changes in laws or regulations;

•	technological developments;

•	our ability to realize anticipated benefits of the acquisition of Axiall and to integrate Axiall’s business;

•	charges or other liabilities relating to the acquisition of Axiall;

•	the significant indebtedness that we have incurred in connection with the acquisition of Axiall;

•	our ability to integrate acquired businesses other than Axiall;

•	foreign currency exchange risks;

•	our ability to implement our business strategies; and

•	creditworthiness of our customers.

Many of these factors are beyond our ability to control or predict. Any of these factors, or a combination of these factors, could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Every forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include:

•	repayment or refinancing of debt;

•	acquisitions;

•	working capital;

•	capital expenditures; and

•	repurchases and redemptions of securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

We will not receive any proceeds from the sale of any shares of our common stock that may be sold by the selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

We have presented in the table below our historical consolidated ratio of earnings to fixed charges for the periods shown.

	Years Ended December 31,
	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	5.1x	14.3x	17.7x	16.1x	9.9x

We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, “earnings” consist of earnings before income taxes plus fixed charges and equity distributions less net capitalized interest and equity investment income. “Fixed charges” consist of interest expense, capitalized interest, amortization of debt issuance costs and that portion of operating lease rental expense (one-third) we have deemed to represent the interest factor of such expense.

No shares of our preferred stock are currently issued or outstanding, therefore there are no dividends accrued on any shares of our preferred stock for any period presented. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our general unsecured obligations. We will issue debt securities under the indenture dated as of January 1, 2006, as amended or supplemented from time to time, by and among us, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association), as trustee.

We have summarized material provisions of the indenture and the debt securities below. This summary is not complete. We have filed the indenture with the SEC as an exhibit to the registration statement, and you should read the indenture for provisions that may be important to you. Please read “Where You Can Find More Information.”

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us,” or “our” refer to Westlake Chemical Corporation only and not to any of its subsidiaries.

General

The indenture does not limit the amount of debt securities that may be issued under it, and does not limit the amount of other unsecured debt securities that we may issue. We may issue debt securities under the indenture from time to time in one or more series. As of December 31, 2016, $3,262.6 million of debt securities were outstanding under the indenture, which includes $624.8 million of 4.625% senior notes due 2021, $250.0 million of 3.60% senior notes due 2022, $433.8 million of 4.875% senior notes due 2023, $750.0 million of 3.60% senior notes due 2026, $100.0 million of 6.5% senior notes due 2029, $250.0 million of 6.75% senior notes due 2032, $89.0 million of 6.5% senior notes due 2035, $65.0 million of 6.5% senior notes due 2035 and $700.0 million of 5.0% senior notes due 2046 (collectively the “Outstanding Senior Notes”).

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price and, if applicable, the initial interest payment date and initial interest accrual date, and will be consolidated with, and form a single series with, such outstanding debt securities.

The debt securities will constitute our unsecured and unsubordinated indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated debt and senior in right of payment to all of our subordinated indebtedness, if any. The debt securities will be effectively subordinated to, and thus have a junior position to, our secured indebtedness with respect to the assets securing that indebtedness.

We currently conduct our operations through subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries to the extent that such subsidiaries do not guarantee such debt securities.

The indenture does not contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indenture also does not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Ranking

In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to our assets that constitute their collateral. Holders of the debt securities will participate ratably with all holders of our unsecured and unsubordinated indebtedness, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. See “Risk Factors—Risks Related to the Debt Securities—A holder’s right to receive payments on the debt securities is effectively subordinated to the rights of our existing and future secured creditors. Further, the guarantees of the debt securities by the Subsidiary Guarantors, if any, are effectively subordinated to the Subsidiary Guarantors’ existing and future secured indebtedness.”

The debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. As of December 31, 2016, we had an aggregate of $3,598.5 million of unsecured and unsubordinated indebtedness, consisting of $3,262.6 million aggregate principal amount of Outstanding Senior Notes, $325.0 million of borrowings under our revolving credit facility and a $10.9 million loan from the proceeds of tax-exempt waste disposal revenue bonds. If debt securities are guaranteed, the guarantees will rank equally with all of the Subsidiary Guarantors’ other unsecured and unsubordinated debt from time to time outstanding and senior to any subordinated debt of the Subsidiary Guarantors, if any.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

•	whether debt securities are entitled to any guarantee of any Subsidiary Guarantors and the identity of any such Subsidiary Guarantors for that series and the terms of such guarantee, if different than those set forth in the indenture;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

•	the denominations in which we will issue the debt securities if other than $1,000 and integral multiples of $1,000;

•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities; and

•	any other terms of the debt securities not inconsistent with the indenture.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the applicable prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Guarantees

Each of the Subsidiary Guarantors, if any, with respect to a series of debt securities will fully and unconditionally guarantee on an unsecured basis the full and prompt payment of the principal of and any premium and interest on the debt securities of that series when and as the payment becomes due and payable, whether at maturity or otherwise. As used in this prospectus, the term “Subsidiary Guarantors” with respect to a series of debt securities refers to those subsidiaries listed under “Potential Subsidiary Guarantors” that guarantee that series of debt securities. The applicable prospectus supplement will name the Subsidiary Guarantors, if any, for that series of debt securities and will describe the terms of the guarantee by the Subsidiary Guarantors if they differ from the terms described in this prospectus. The guarantees provide that in the event of a default in the payment of principal of or any premium or interest on a debt security, the holder of that debt security may institute legal proceedings directly against the Subsidiary Guarantors to enforce the guarantees without first proceeding against us. The guarantees will rank equally with all of the Subsidiary Guarantors’ other unsecured and unsubordinated debt from time to time outstanding and senior to any subordinated debt of the Subsidiary Guarantors, if any.

The obligations of each Subsidiary Guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the Subsidiary Guarantor; and

•	any collections from or payments made by or on behalf of any other Subsidiary Guarantors in respect of the obligations of the Subsidiary Guarantor under its guarantee.

The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to debt securities of a particular series as described below in “—Defeasance and Discharge,” then any Subsidiary Guarantor will be released with respect to that series. Further, if no default has occurred and is continuing under the indenture, and to the extent not otherwise prohibited by the indenture, a Subsidiary Guarantor will be unconditionally released and discharged from the guarantee:

•	automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of our equity interests in the Subsidiary Guarantor;

•	automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

•	following delivery of a written notice by us to the trustee, upon the release of all guarantees by the Subsidiary Guarantor of any debt of ours for borrowed money, except for any series of debt securities under the indenture.

Consolidation, Merger and Sales of Assets

The indenture generally permits a consolidation or merger involving us or any Subsidiary Guarantor. It also permits the Subsidiary Guarantors or us to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of our assets. We and the Subsidiary Guarantors have agreed, however, that we will not consolidate with or merge into any entity or sell, lease, convey, assign, transfer or dispose of all or substantially all of our assets to any entity unless:

(1)	either

•	we or a Subsidiary Guarantor, as the case may be, are the continuing entity; or

•	the resulting entity is organized under the laws of the United States, any state thereof or the District of Columbia, and, in the case of us, expressly assumes by supplemental indenture the due and punctual payment of the principal of, premium (if any) and interest on and any additional amounts with respect to the debt securities and the performance of our covenants and obligations under the indenture and the debt securities, or, in the case of such Subsidiary Guarantor, the performance of the guarantee and such Subsidiary Guarantor’s covenants and obligations under the indenture and the debt securities; and

(2)	immediately after giving effect to the transaction or series of transactions, no default or event of default under the indenture has occurred and is continuing or would result from the transaction(s).

This covenant will not apply to any merger of another entity into us. Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for and may exercise all of our rights and powers under the indenture and the debt securities with the same effect as if the resulting entity had been named as us in the indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of our obligations and covenants under the indenture and the debt securities, we will be relieved of all such obligations.

Events of Default

Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	our failure to pay interest on any debt security of that series for 30 days when due;

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to deposit any sinking fund payment relating to any debt security of that series for 30 days when due;

•	our failure to comply with any covenant or agreement in that series of debt securities or the indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under the indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of us or a Subsidiary Guarantor with respect to that series of debt securities that is a significant subsidiary (as defined in Regulation S-X promulgated by the SEC, as in effect on the date of the indenture) of us;

•	if applicable, specified events involving the guarantees; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us or a Subsidiary Guarantor that is a significant subsidiary occurs, the principal of and accrued and unpaid interest on all the debt securities of that series will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

A holder of a debt security of any series issued under the indenture may pursue any remedy under the indenture only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to that series of debt securities;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

The indenture requires us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in performance.

Modification and Waiver

We and the trustee may supplement or amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all series issued under the indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•	make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	waive a continuing default or event of default regarding any payment on the debt securities;

•	except as specifically provided in the indenture, release any Subsidiary Guarantor or modify the related Guarantee in any manner materially adverse to the holders of debt securities under the indenture; or

•	if applicable, make any change that materially and adversely affects the right to convert any debt security.

We and the trustee may supplement or amend the indenture or waive any provision of the indenture without the consent of any holders of debt securities issued under the indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, or to add any guarantees of or obligors on, any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any series of debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under the indenture in any material respect;

•	to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the indenture;

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities; and

•	to provide for the appointment of a successor trustee or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee.

The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance and Discharge

Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee under the indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under the indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we and the Subsidiary Guarantors, if applicable, will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•	we and the Subsidiary Guarantors, if applicable, will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series, the covenant described under “—Consolidation, Merger and Sales of Assets” and other specified covenants under the indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities, and if applicable, the Subsidiary Guarantors’ guarantees of the payments, will also survive.

Unless we inform you otherwise in the applicable prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Under current U.S. federal income tax law, legal defeasance would likely be treated as a taxable exchange of debt securities to be defeased for interests in the defeasance trust. As a consequence, a United States holder would recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current U.S. federal income tax law, covenant defeasance would not be treated as a taxable exchange of such debt securities.

Satisfaction and Discharge. In addition, the indenture will cease to be of further effect with respect to the debt securities of a series issued under the indenture, subject to exceptions relating to compensation and indemnity of the trustee under the indenture and repayment to us of excess money or government securities, when:

•	either

(a) all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

(b) all outstanding debt securities of that series not delivered to the trustee for cancellation either:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year; and

•	we have deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and

•	we have paid all other sums payable by us with respect to the debt securities of that series.

Governing Law

New York law will govern the indenture, the debt securities and the guarantees, if any.

The Trustee

The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase Bank, National Association) acts as the trustee under the indenture. Unless we inform you otherwise in a prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will act as the trustee with respect to the debt securities described in such prospectus supplement.

The indenture contains limitations on the right of the trustee, if it or any of its affiliates is then our creditor or, if applicable, a creditor of a Subsidiary Guarantor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us, and, if applicable, the Subsidiary Guarantors. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Payments and Paying Agents

Unless we inform you otherwise in the applicable prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in the applicable prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in the applicable prospectus supplement, the trustee under the indenture will be designated as the paying agent for payments on debt securities issued under the indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in the applicable prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York, Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent designated by us. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the indenture are met. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require payment of any transfer tax or similar governmental charge payable for that registration.

We will appoint the trustee as security registrar for the debt securities. If the applicable prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption of debt securities of a series or any repurchase of debt securities of a series required under the terms of the series, we will not be required to register the transfer or exchange of:

•	any debt security of that series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security of that series that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the applicable prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the applicable prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK

General

The following descriptions are summaries of material terms of our common stock, preferred stock, amended and restated certificate of incorporation and amended and restated bylaws. Copies of our amended and restated certificate of incorporation and amended and restated bylaws have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you are urged to review these documents. Please read “Where You Can Find More Information.”

As of the date of this prospectus, our authorized capital stock consists of 300 million shares of common stock, par value $0.01 per share, and 50 million shares of preferred stock, par value $0.01 per share.

Common Stock

Each share of common stock entitles the holder to one vote on all matters on which holders are permitted to vote, including the election of directors. There are no cumulative voting rights. Accordingly, holders of a majority of the total votes entitled to vote in an election of directors will be able to elect all of the directors standing for election. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of the common stock will share equally on a per share basis any dividends when, as and if declared by the board of directors out of funds legally available for that purpose. If we are liquidated, dissolved or wound up, the holders of our common stock will be entitled to a ratable share of any distribution to stockholders, after satisfaction of all of our liabilities and of the prior rights of any outstanding class of our preferred stock. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without stockholder approval, to issue shares of preferred stock from time to time in one or more series, and to fix the number of shares and terms of each such series. The board may determine the designation and other terms of each series, including the following:

•	dividend rates;

•	whether dividends will be cumulative or non-cumulative;

•	redemption rights;

•	liquidation rights;

•	sinking fund provisions;

•	conversion or exchange rights; and

•	voting rights.

The issuance of preferred stock, while providing us with flexibility in connection with possible acquisitions and other transactions, could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an attempt to obtain control of our company. For example, if, in the exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal was not in the best interest of our stockholders, the board could authorize the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of this series to prevent a change of control transaction or make it more difficult. Alternatively, a change of control transaction deemed by the board to be in the best interest of our stockholders could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders.

The prospectus supplement relating to any series of preferred stock that we may offer will include specific terms relating to the offering. In connection with any offering of shares of preferred stock, we will file a form of certificate of designation with the SEC, and you should read the certificate of designation for provisions that may be important to you. The applicable prospectus supplement will summarize the general terms of any such series of preferred stock.

Charter and Bylaw Provisions

Election and Removal of Directors

Our board of directors currently consists of between one and 11 directors, excluding any directors elected by holders of preferred stock pursuant to provisions applicable in the case of defaults. Our board of directors has approved and recommended to our stockholders the approval of an amendment to our amended and restated certificate of incorporation that would increase the maximum size of our board of directors from eleven to fifteen directors. Our stockholders are expected to approve the amendment at our 2017 annual meeting of stockholders to be held on May 19, 2017. The exact number of directors will be fixed from time to time by resolution of the board. Our board of directors is divided into three classes serving staggered three-year terms, with only one class being elected each year by our stockholders. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors. In addition, no director may be removed except for cause, and directors may be removed for cause by an affirmative vote of shares representing a majority of the shares then entitled to vote at an election of directors. Any vacancy occurring on the board of directors and any newly created directorship may only be filled by a majority of the remaining directors in office.

Stockholder Meetings

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that special meetings of our stockholders may be called only by the chairman of our board of directors or a majority of the directors. Our amended and restated certificate of incorporation and our amended and restated bylaws specifically deny any power of any other person to call a special meeting.

Stockholder Action by Written Consent

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that holders of our common stock will not be able to act by written consent without a meeting, unless such consent is unanimous.

Amendment of Certificate of Incorporation

The provisions of our amended and restated certificate of incorporation described above under “—Election and Removal of Directors,” “—Stockholder Meetings” and “—Stockholder Action by Written Consent” may be amended only by the affirmative vote of holders of at least 75% of the voting power of our outstanding shares of voting stock, voting together as a single class. The affirmative vote of holders of at least a majority of the voting power of our outstanding shares of voting stock is generally required to amend other provisions of our amended and restated certificate of incorporation.

Amendment of Bylaws

Our amended and restated bylaws may generally be altered, amended or repealed, and new bylaws may be adopted, with:

•	the affirmative vote of a majority of directors present at any regular or special meeting of the board of directors called for that purpose, provided that any alteration, amendment or repeal of, or adoption of any bylaw inconsistent with specified provisions of the bylaws, including those related to special and annual meetings of stockholders, action of stockholders by written consent, classification of the board of directors, nomination of directors, special meetings of directors, removal of directors, committees of the board of directors and indemnification of directors and officers, requires the affirmative vote of at least 75% of all directors in office at a meeting called for that purpose; or

•	the affirmative vote of holders of 75% of the voting power of our outstanding shares of voting stock, voting together as a single class.

Other Limitations on Stockholder Actions

Our amended and restated bylaws also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;

•	propose that a director be removed;

•	propose any repeal or change in our bylaws; or

•	propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with the following:

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;

•	the stockholder’s name and address;

•	the number of shares of our stock beneficially owned by the stockholder and evidence of such ownership; and

•	the names and addresses of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons, and the number of shares of our stock such persons beneficially own.

To be timely, a stockholder must generally deliver notice:

•	in connection with an annual meeting of stockholders, not less than 120 nor more than 180 days prior to the date on which the annual meeting of stockholders was held in the immediately preceding year, but in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding annual meeting of stockholders, a stockholder notice will be timely if received by us not later than the close of business on the later of (1) the 120th day prior to the annual meeting and (2) the 10th day following the day on which we first publicly announce the date of the annual meeting; or

•	in connection with the election of a director at a special meeting of stockholders, not less than 40 nor more than 60 days prior to the date of the special meeting, but in the event that less than 55 days’ notice or prior public disclosure of the date of the special meeting of the stockholders is given or made to the stockholders, a stockholder notice will be timely if received by us not later than the close of business on the 10th day following the day on which a notice of the date of the special meeting was mailed to the stockholders or the public disclosure of that date was made.

In order to submit a nomination for our board of directors, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.

Limitation on Liability of Directors

Our amended and restated certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws provide that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee, agent or fiduciary. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision when we receive an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

Anti-Takeover Effects of Some Provisions

Some provisions of our amended and restated certificate of incorporation and amended and restated bylaws could make the following more difficult:

•	acquisition of control of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, as well as our ability to issue preferred stock, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Transactions and Corporate Opportunities

Our amended and restated certificate of incorporation includes provisions that regulate and define the conduct of specified aspects of the business and affairs of our company. These provisions serve to determine and delineate the respective rights and duties of our company, our principal stockholder, TTWF LP, and its direct and indirect equity owners and directors, officers, employees, partners or equity owners of such entities (the “principal stockholder affiliates”), and some of our directors and officers in anticipation of the following:

•	the principal stockholder affiliates serving as our directors and/or officers;

•	the principal stockholder affiliates engaging in lines of business that are the same as, or similar to, our lines of business;

•	the principal stockholder affiliates having an interest in the same areas of corporate opportunity as we have; and

•	we and the principal stockholder affiliates engaging in material business transactions.

We may enter into agreements with the principal stockholder affiliates to engage in any transaction. We may also enter into agreements with the principal stockholder affiliates to compete or not to compete with each other, including agreements to allocate, or to cause our directors, officers and employees and the principal stockholder affiliates to allocate, opportunities between the principal stockholder affiliates and us. Our amended and restated certificate of incorporation provides that no such agreement will be considered contrary to any fiduciary duty of the principal stockholder affiliates, as our direct and indirect controlling stockholders, or our directors, officers or employees. Neither the principal stockholder affiliates nor any of our directors, officers or employees who are also principal stockholder affiliates are under any fiduciary duty to us to refrain from acting on our behalf or on behalf of the principal stockholder affiliates in respect of any such agreement or transaction. These provisions are generally subject to the corporate opportunity obligations described below with which the principal stockholder affiliates and our officers and directors who are also principal stockholder affiliates must comply.

Under our amended and restated certificate of incorporation, the principal stockholder affiliates have no duty to refrain from engaging in activities or lines of business similar to ours or from doing business with any of our clients, customers or vendors and, except as discussed in the above paragraph, the principal stockholder affiliates will not be liable to us or our stockholders for breach of any fiduciary duty as a stockholder by reason of any of these activities. In addition, if the principal stockholder affiliates or one of our directors or officers who is also a principal stockholder affiliate acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both our company and the principal stockholder affiliates, then neither the principal stockholder affiliates nor any such person will have a duty to communicate or offer this corporate opportunity to us and will not be liable to us or our stockholders for breach of any fiduciary duty by reason of the fact that the principal stockholder affiliates pursue or acquire the corporate opportunity for themselves, direct the corporate opportunity to another person or do not communicate information regarding the corporate opportunity to us, so long as the principal stockholder affiliates act in a manner consistent with the following policy: A corporate opportunity offered to the principal stockholder affiliates or to any person who is one of our officers or directors and who is also a principal stockholder affiliate will belong to the principal stockholder affiliates, unless the opportunity was expressly offered in writing to the principal stockholder affiliates solely in their capacity as direct and indirect stockholders of our company or to that person solely in his or her capacity as one of our directors or officers.

Anyone becoming one of our stockholders will be deemed to have notice of and consented to these provisions of our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation provides that in no event shall any amendment of these provisions subject any principal stockholder affiliate to liability for any act or omission occurring prior to such amendment for which such person would be deemed not to be liable under these provisions prior to such amendment.

Delaware Business Combination Statute

We have expressly elected not to be subject to Section 203 of the General Corporation Law of the State of Delaware, which is described below. However, our stockholders can amend our amended and restated certificate of incorporation and amended and restated bylaws to elect to be subject to Section 203. Section 203 provides that, subject to specified exceptions, an interested stockholder of a Delaware corporation is not permitted to engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that stockholder became an interested stockholder, unless one of the following conditions is met:

•	prior to the time the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•	on or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Except as otherwise set forth in Section 203, “interested stockholder” means:

•	any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

If we ever become subject to Section 203, it may be more difficult for a person who is an interested stockholder to effect various business combinations with us for the applicable three-year period. Section 203, if it becomes applicable, also may have the effect of preventing changes in our management. It is possible that Section 203, if it becomes applicable, could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests. The provisions of Section 203, if it becomes applicable, may cause persons interested in acquiring us to negotiate in advance with our board of directors. The restrictions on business combinations set forth in Section 203 are not applicable to the principal stockholder so long as the principal stockholder holds 15% or more of our outstanding shares of common stock. Because we are not currently subject to Section 203, the principal stockholder, as a controlling stockholder, may find it easier to sell its controlling interest to a third party because Section 203 would not apply to the third party.

Listing of Common Stock

Our common stock is listed on the New York Stock Exchange under the symbol “WLK.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and the procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

SELLING STOCKHOLDER

In addition to covering the issuance and sale of securities by us, this prospectus covers the possible sale from time to time of up to 4,500,000 shares of our common stock by the selling stockholder listed below. As used in this prospectus, “selling stockholder” includes the successors-in-interest, donees, transferees or others who may later hold the selling stockholder’s interests and who will be named in the applicable supplement to this prospectus.

The following table sets forth information as of March 15, 2017 regarding the beneficial ownership of the common stock held by the selling stockholder. Since the selling stockholder may sell none, all, or a portion of the 4,500,000 shares of our common stock included in the prospectus, no meaningful estimate can be given as to the amount or percentage of shares that will be held by the selling stockholder after completion of any sale by the selling stockholder.

Name and Address	Number of Shares	Percent of Stock (1)
TTWF LP (2)(3)	92,010,554	71.3%

(1)	Calculated as of March 20, 2017 based on 129,042,646 shares of our common stock outstanding.
(2)	The address of the selling stockholder is 2801 Post Oak Boulevard, Houston, Texas 77056. The selling stockholder may be deemed an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to sales of the shares of common stock listed above.
(3)	Two trusts for the benefit of members of the Chao family, including James Chao, Dorothy C. Jenkins and Albert Chao, are the managers of TTWFGP LLC, a Delaware limited liability company, which is the general partner of TTWF LP. The limited partners of TTWF LP are five trusts principally for the benefit of members of the Chao family, including James Chao, Dorothy C. Jenkins and Albert Chao and two corporations owned, indirectly or directly, by certain of these trusts and by other entities owned by members of the Chao family, including James Chao, Dorothy C. Jenkins and Albert Chao. TTWF LP and TTWFGP LLC each have shared voting power and shared dispositive power over 92,010,554 shares of our common stock. As of March 15, 2017, James Chao had sole voting power and sole dispositive power over 233,533 shares of our common stock and shared voting power and shared dispositive power over 92,010,554 shares of our common stock. Dorothy C. Jenkins had sole voting power and sole dispositive power over 59,865 shares of our common stock and shared voting power and shared dispositive power over 92,010,554 shares of our common stock. Albert Chao had sole voting power and sole dispositive power over 945,260 shares of our common stock and shared voting power and shared dispositive power over 92,010,554 shares of our common stock. James Chao, Dorothy C. Jenkins and Albert Chao disclaim beneficial ownership of the 92,010,554 shares of our common stock held by TTWF LP except to the extent of their respective pecuniary interest therein.

Registration Rights Agreement

We are party to a registration rights agreement with the selling stockholder under which we have agreed, at the request of the selling stockholder, to use our best efforts to register shares of our common stock that are held by the selling stockholder for public sale under the Securities Act. As long as the selling stockholder owns a majority of the voting power of our outstanding common stock, there is no limit to the number of registrations that it may request. Once the selling stockholder owns less than a majority of the voting power of our outstanding common stock, it can request a total of five additional registrations. We have also agreed in the registration rights agreement to provide the selling stockholder and its permitted transferees with “piggy-back” rights to include its shares in registrations of our common stock under the Securities Act. There is no limit on the number of these “piggy-back” registrations in which the selling stockholder may request its shares be included. These rights will terminate once the selling stockholder is able to dispose of all of its shares of our common stock within a three-month period pursuant to the exemption from registration provided under Rule 144 of the Securities Act. We have agreed to cooperate in these registrations and related offerings. We and the selling stockholder have agreed to restrictions on the ability of each party to sell securities following registrations by either party. The shares of our common stock that may be sold by the selling stockholder hereunder are included in this prospectus pursuant to the registration rights agreement.

PLAN OF DISTRIBUTION

We and the selling stockholder may sell the securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers or (c) through agents. The applicable prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities from us or the selling stockholder and, if the purchase price is not payable in U.S. dollars, the currency, currency unit or composite currency in which the purchase price is payable;

•	the net proceeds to us or the selling stockholder from the sale of securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we or the selling stockholder use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we or the selling stockholder use dealers in the sale of securities, the securities will be sold directly to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We or the selling stockholder may sell the securities directly. In that event, no underwriters or agents would be involved. We or the selling stockholder may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us or the selling stockholder to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We or the selling stockholder will describe the terms of any such sales in the applicable prospectus supplement.

Private Sales

The shares of our common stock covered by this prospectus that may be sold by the selling stockholder qualify for sale pursuant to Rule 144 under the Securities Act and may be sold by the selling stockholder under Rule 144 rather than pursuant to this prospectus.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we or the selling stockholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the applicable prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

We or the selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.

We, the selling stockholder or one of our respective affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

The third parties in any of the sale transactions described above will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We or the selling stockholder may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Pursuant to the registration rights agreement described under “Selling Stockholder,” we have agreed to pay all of the costs, fees and expenses incurred by us incident to our registration of the resale of the selling stockholder’s common stock, as well as legal fees and expenses of counsel to the selling stockholder. We will not pay any commissions, fees and discounts of underwriters, brokers, dealers and agents with respect to shares of our common stock sold by the selling stockholder.

LEGAL OPINIONS

Certain legal matters in connection with this offering will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel, which firm will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Axiall Corporation business the registrant acquired during 2016) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Axiall Corporation appearing in Axiall Corporation’s Current Report on Form 8-K filed with the SEC on August 30, 2016 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated by reference into Westlake Chemical Corporation’s Current Report on Form 8-K/A filed with the SEC on September 8, 2016, which Form 8-K/A is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1850, Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov.

Our Web site is located at http: //www.westlake.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our Web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our Web site or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we and the selling stockholder may sell. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us, the selling stockholder and our securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Web site.

We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all the securities offered by this prospectus:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2016;

•	our current report on Form 8-K/A filed with the SEC on September 8, 2016;

•	our definitive proxy statement on Schedule 14A filed with the SEC on April 7, 2017 (only portions that are incorporated by reference into part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016); and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 30, 2004, as we may update that description from time to time.

You may request a copy of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Westlake Chemical Corporation

2801 Post Oak Boulevard, Suite 600

Houston, Texas 77056

Attention: Investor Relations

Telephone: (713) 960-9111

$500,000,000

4.375% Senior Notes due 2047

Prospectus    Supplement

BofA Merrill Lynch

Deutsche Bank Securities

Goldman Sachs & Co. LLC

Wells Fargo Securities

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Citigroup

November 13, 2017